UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.           )
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ANCESTRY.COM INC.

(Name of Registrant as Specified In Its Charter)

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CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of
Title of Each Class of Securities Offered	Offering Price	Registration Fee
Common Stock, par value $0.001	$210,105,000(1)	$24,394.00(2)

(1)	Assuming exercise in full of the underwriters’ over-allotment option.

(2)	The filing fee of $24,394.00 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.
Filed Pursuant to Rule 424(b)(5)
File No. 333-173953
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 5, 2011)
4,350,000 Shares

COMMON STOCK

The selling stockholders identified in this prospectus supplement are offering 4,350,000 shares of our common stock. The selling stockholders will receive all net proceeds from the sale of the shares of our common stock in this offering.

Our common stock is listed on The Nasdaq Global Select Market under the symbol ACOM. On May 10, 2011, the last sale price of the shares on The Nasdaq Global Select Market was $42.60 per share.

Investing in the common stock involves risks.  See “Risk Factors” beginning on page S-11.

PRICE $42.00 A SHARE

		Underwriting	Proceeds to
	Price to	Discounts and	Selling
	Public	Commissions	Stockholders

Per Share	$42.00	$1.785	$40.215
Total	$182,700,000	$7,764,750	$174,935,250

The selling stockholders have granted the underwriters the right to purchase an additional 652,500 shares of common stock to cover over-allotments. We have entered into an agreement with the selling stockholders, comprising our chief executive officer Timothy Sullivan and affiliates of Spectrum Equity Investors V, L.P., to repurchase 1,243,310 shares of our common stock, for approximately $50 million, directly from the selling stockholders in a private, non-underwritten transaction at a price per share equal to the net proceeds per share the selling stockholders receive in this offering.

The Securities and Exchange Commission and state securities commission have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on May 16, 2011.

MORGAN STANLEY	BofA MERRILL LYNCH

ALLEN & COMPANY LLC	CITI	PIPER JAFFRAY

May 10, 2011.

For investors outside the United States: Neither we, the selling stockholders nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which contains information about us and specific information about the selling stockholders and the terms on which the selling stockholders are offering and selling our common stock. The second part is the accompanying prospectus dated May 5, 2011, which contains and incorporates by reference important business and financial information about us and other information about the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any related free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Before you invest in our common stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus as described in the sections of the accompanying prospectus under the captions “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”.

Unless the context indicates otherwise, the terms “Ancestry.com,” “Company,” “we” and “our” in this prospectus supplement refer to Ancestry.com Inc. and its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights selected information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk Factors” on page S-11 of this prospectus supplement.

ANCESTRY.COM INC.

Mission

Ancestry.com’s mission is to help everyone discover, preserve and share their family history.

Overview

Ancestry.com is the world’s largest online family history resource, with over 1.6 million paying subscribers around the world as of March 31, 2011. We have been a leader in the family history market for over 20 years and have helped pioneer the market for online family history research. We believe that most people have a fundamental desire to understand who they are and from where they came, and that anyone interested in discovering, preserving and sharing their family history is a potential user of Ancestry.com. We strive to make our service valuable to individuals ranging from the most committed family historians to those taking their first steps towards satisfying their curiosity about their family stories.

The foundation of our service is an extensive and unique collection of billions of historical records that we have digitized, indexed and put online over the past 14 years. Our subscribers use our proprietary online platform, extensive digital historical record collection, and easy-to-use technology to research their family histories, build their family trees, collaborate with other subscribers, upload their own records and publish and share their stories. We offer our service on a subscription basis, typically annually or monthly. These subscribers are our primary source of revenue. We charge each subscriber for their subscription at the commencement of their subscription period and at each renewal date. Monthly subscribers recently have become an increasing proportion of our subscribers, although a majority of our subscribers continue to subscribe on an annual basis. We provide ongoing value to our subscribers by regularly adding new historical content, enhancing our Web sites with new tools and features and enabling greater collaboration among our users through the growth of our global community.

Our goal is to remain the leading online resource for family history and to grow our subscriber base in the United States and around the world by offering a superior value proposition to anyone interested in learning more about their family history. We have focused on, and will continue to focus on, retaining our loyal base of existing subscribers, on acquiring new subscribers and on expanding the market to new consumers. We believe our previous investments in technology and content have provided a foundation for a scalable business model that will help us to increase our margins over the long term and effectively manage our costs as our business grows. However, we expect to continue to devote substantial resources and funds to improving our technologies and product offerings, acquiring new and relevant content and talent, and expanding the awareness of our brand and category through global marketing, any of which may adversely affect our margin expansion in the near term.

Industry Background

Societies around the world have historically documented the names, dates and places associated with important events of their citizenry. However, due to the vast, dispersed and disorganized nature of these data collections, the process of researching family history generally has been time consuming, painstaking and expensive. The introduction of Web-based technologies greatly enhances opportunities to make family history research easier, but businesses attempting to leverage the Internet must tailor their products and services to address the distinctive challenges of family history research.

The Ancestry.com Solution

Through the design and development of a unique consumer Internet application and underlying proprietary technologies, substantial investment in content and the aggregation of network scale, we are revolutionizing how people discover, preserve and share their family history. Our solution includes:

Consumer Benefits

Easy-to-Use Web Site.  Our technology platform makes family history research and networking easier, more enjoyable and more rewarding. We seek to make Ancestry.com relevant and easy to use for both new and experienced subscribers, and we continue to advance our online tools to help our subscribers efficiently search our content, organize their research, collaborate with others and share their stories.

Easy Access to Comprehensive Data Sources.  We have aggregated and organized a comprehensive collection of historical records, with particular emphasis on records from the United States, the United Kingdom, Canada and Australia. Our technologies allow subscribers to locate relevant family history records quickly and easily, resulting in a rewarding experience for new subscribers and experienced family historians alike. Subscribers input information that they know about their relatives, however limited, and can immediately view the vast content sources available to populate their family trees. Our proprietary record hinting technology suggests content to our subscribers, alerting them through “hints” delivered online and by email of potential matches to further populate their trees from our company-acquired and user-generated content. We believe that these personalized hints can substantially advance our subscribers’ research quickly and effectively, thereby making their experience more rewarding.

Valuable Community.  Our community of family history enthusiasts is a significant component of our subscription value proposition. Our subscribers can collaborate, contribute content and assist each other with family history research. The publicly available family trees created by our registered users can provide new subscribers with a substantial head start researching their families and the opportunity to connect with relatives interested and engaged in the discovery and preservation of a shared family lineage.

Competitive Advantages

Proprietary Technology Platform Provides Robust Search Capability and Ease of Use.  We have built a scalable, proprietary technology platform. Our search technology is designed to deal with the inherent difficulties of searching historical content. Our record hinting technology uses a real-time algorithmic analysis to locate and push relevant content to our registered users. Our digitization and indexing processes streamline the complex and time-consuming task of putting historical records online. Our Web site technology makes it easy for registered users to upload their own records to their family trees, thereby making those records searchable by others.

Extensive and Accessible Content Collection.  We have digitized and indexed the largest online collection of family history records in the world, with collections from the United States, the United Kingdom, Canada and Australia, as well as Sweden, Germany, France, Italy and China. We have invested over $100 million and continue to invest a substantial amount of time and money to acquire or license, digitize, index and publish additional records for our subscribers. In total, our collections represent over six billion records. We have amassed a large collection of national, state, local and private historical records, including census, birth, marriage, death, immigration, naturalization, court, probate, land and military records, as well as directories and member lists, historic maps, slave narratives, family and local histories and newspapers and periodicals.

Community of Dedicated and Highly Engaged Subscribers Enhances Our Value Proposition.  We have an active and dedicated community of subscribers. We believe our online community is highly valuable to our subscribers, because the ever expanding pool of user-generated content and collaboration and sharing opportunities can significantly enhance the family history research process. Our registered users have created over 24 million family trees containing over 2.4 billion profiles. They have uploaded and attached to their trees over 60 million photographs, scanned documents and written stories. Users have made over 85% of the trees on our Web sites available to other users, along with associated user-generated content, offering many subscribers a substantial head start in their family history research by allowing them to review information collected by registered users with common ancestry. In addition, our subscribers have attached over 900 million records to their family trees from our company-acquired content collection, a process that is helping further organize this collection by associating specific records with people in family trees. We believe that as our network of registered users grows, and more registered users submit content and connect with each other to share their findings, our value proposition to our subscribers will increase.

Growth Strategy

Our goal is to remain the leading online resource for family history and to grow our subscriber base in the United States and around the world by offering a superior value proposition to anyone interested in learning more about their family history. Our plan to achieve long-term and sustainable growth is to increase our subscriber base in the United States and around the world by serving our loyal base of existing subscribers, by attracting new subscribers and by expanding the market to new consumers. In pursuit of these goals, we will continue to focus on the following objectives:

Continue to Build Our Premium Brand and Drive Category Awareness.  We continue to expand and improve our consumer marketing activities in the United States, which we believe have substantially increased our brand awareness. As part of our marketing efforts, we have purchased product integration for the third season of the television show “Who Do You Think You Are?” in the United States, which currently is scheduled to air on NBC in the 2011-2012 season. We believe that the program will continue to increase awareness of the family history category and our brand. We believe that continued investments in broadcast media and consumer marketing will allow us to enhance our premium brand, increase awareness of the family history category and enhance our ability to acquire new subscribers.

Further Improve Our Product and User Experience.  We believe that investments in our product platform can make family history research easier, more enjoyable and more accessible. We continuously seek to advance and improve our core search and hinting technologies, our document image viewer, our family tree building and viewing experience and our sharing and publishing capabilities. We believe that we can leverage the latest Web technologies to further transform the way people discover family history online.

Regularly Add New Content.  A vast universe of historical records around the world is yet to be digitized, and we intend to continue to expand our collection of digital historical records. We will seek to maintain and extend our existing relationships with archives and other holders of content throughout the world and to find new sources of unique family history content. We also plan to continue to promote the growth of user-generated content by making the Ancestry.com Web sites even better places to upload and share personal family history documents and memories.

Enhance Our Collaboration Technologies.  With over 1.6 million subscribers around the world as of March 31, 2011, we believe that we have the scale to further expand our unique family history collaboration network and to help relatives share insights and discoveries about common ancestors. We believe that collaboration is a fundamental part of family history research and that social networking technologies applied to family history research can provide our subscribers with even greater value. We intend to make family history research more collaborative and appealing to a larger market.

Grow Our Business Internationally.  We have well-established and growing businesses in the United States, the United Kingdom, Australia and Canada. We believe that our business model of digitizing historical content and making records available online has appeal in multiple markets around the world, and we will seek to implement this model in other international markets, as we have recently done with our acquisition of Genline AB, owner and operator of the Swedish family history Web site Genline.se. We continue to invest in Mundia.com, our global, multi-language family history networking service, to build our international growth. We will continue to seek to implement our business model in other international markets.

We believe our previous investments in technology and content have provided a foundation for a scalable business model that will help us to increase our margins over the long term and effectively manage our costs while growing our business. However, we expect to continue to devote substantial resources and funds to improving our technologies and service offerings and acquiring new and relevant content, and also to expanding awareness of our brand and category through marketing, which may reduce our margins in the near term.

Risks Associated with Our Business

Our business is subject to numerous risks and uncertainties, as discussed more fully in the section entitled “Risk Factors” immediately following this prospectus summary. We generate substantially all of our revenue from subscriptions to our services. We must continue to retain existing and attract new subscribers. If our efforts to satisfy our existing subscribers are not successful, we may not be able to retain them, and as a result, our revenues would be adversely affected. We face competition from a number of sources, some of which provide genealogical records free of charge. Because we depend upon our online family history services for substantially all of our revenue, factors such as changes in consumer preferences for these products may have a disproportionately greater impact on us than if we offered multiple services. Our efforts to grow internationally may prove difficult due to, among other things, different and conflicting legal and regulatory regimes, cultural differences and technical difficulties and costs associated with the localization of our service offerings. Additionally, our recent performance may not be sustainable.

Other Information

Our principal executive offices are located at 360 West 4800 North, Provo, UT 84604, and our telephone number at that address is (801) 705-7000. Our corporate Web site address is http://corporate.ancestry.com. The contents of our Web sites are not incorporated in, or otherwise to be regarded as part of, this prospectus. We were originally incorporated in Utah in 1983 under the name Ancestry, Inc. We changed our name to Ancestry.com, Inc. in July 1998 and reincorporated in Delaware in November 1998. Our name was subsequently changed to MyFamily.com, Inc. in November 1999, and then to The Generations Network, Inc. in November 2006.

In July 2009, to better align our corporate identity with the premier branding of Ancestry.com, we changed our name to Ancestry.com Inc. References herein to “Ancestry.com,” the “company,” “we,” “our” and “us” refer to the operations of Ancestry.com Inc. and its consolidated subsidiaries in both the predecessor and successor periods, unless otherwise specified. We are a holding company, and substantially all of our operations are conducted by our wholly-owned subsidiary Ancestry.com Operations Inc., which we refer to as the operating company, and its subsidiaries.

Our investor relations Web site is located at http://ir.ancestry.com. We make available, free of charge, on our investor relations Web site under “Financials/SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the Securities and Exchange Commission, or SEC.

Terminology

In this prospectus we use the terms subscriber, registered user, Ancestry.com Web sites, record and database.

A subscriber is an individual who pays for renewable access or redeems a gift subscription to one of our Ancestry.com Web sites, and a registered user is a person who has registered on one of our Ancestry.com Web sites, and includes subscribers. Our operations consist primarily of our flagship Web site Ancestry.com, which is part of a global family of Web sites that includes Ancestry.co.uk, Ancestry.com.au, Ancestry.ca, Ancestry.de, Ancestry.fr, Ancestry.it, and Ancestry.se. We refer to these Web sites collectively as the Ancestry.com Web sites.

We use the term “record” in different ways depending on the content source. When referring to a number of records in certain of our company-acquired content collections, such as a census record, we mean information about each specific person. For example, a draft card will typically be counted as one record, as will each line in a census, because each contains information about a specific individual. When referring to unstructured data, such as a newspaper, we define each page in those data sources as a record. When referring to a number of databases, we mean groups of records we have distinguished as unique sets based on one or more common characteristics shared by the records in each set, such as a common time period, place or subject matter.

THE OFFERING

Common stock offered by the selling stockholders	4,350,000 shares

Total common stock to be outstanding after this offering	46,186,940 shares

Over-allotment option	652,500 shares

Use of proceeds	The selling stockholders will receive all of the net proceeds from the offering and we will not receive any proceeds from the sale of shares in this offering. See “Use of Proceeds.”

Risk factors	See “Risk Factors” for a discussion of factors that you should consider carefully before deciding whether to purchase shares of our common stock.

Exercise of certain options	Certain options granted to our chief executive officer, Timothy Sullivan, under our existing equity incentive plans to purchase 226,087 shares (260,000 shares if the underwriters’ over-allotment option is exercised in full) of our common stock, will be exercised by Mr. Sullivan to acquire shares being sold in the offering.

Nasdaq Global Select Market symbol	ACOM

We have entered into an agreement with the selling stockholders, comprising our chief executive officer, Timothy Sullivan, and affiliates of Spectrum Equity Investors V, L.P., to repurchase 1,243,310 shares of our common stock, for approximately $50 million, directly from the selling stockholders in a private, non-underwritten transaction at a price per share equal to the net proceeds per share the selling stockholders receive in this offering. In connection with the repurchase, Mr. Sullivan will exercise 37,479 options to purchase shares of our common stock. We expect to fund the repurchase using cash on hand.

We expect to incur non-recurring professional fees and costs of approximately $1 million in connection with this offering, which will negatively affect our adjusted EBITDA for the quarter ended June 30, 2011 and the full year ending December 31, 2011.

This offering will not result in the dilution of shares currently outstanding. The number of shares outstanding after the offering does not reflect shares we expect to repurchase from the selling stockholders upon the completion of this offering. After the offering and after giving effect to our repurchase of 1,243,310 shares of our common stock from the selling stockholders, there will be 44,981,109 shares outstanding.

Except as otherwise indicated, all information in this prospectus:

•	assumes that the underwriters will not exercise their option to purchase 652,500 additional shares from the selling stockholders;

•	excludes 6,986,869 shares issuable upon the exercise of options outstanding as of March 31, 2011, including options that will not be exercised by the selling stockholders, with a weighted average exercise price of $6.24 per share;

•	excludes 782,288 restricted stock units outstanding as of March 31, 2011; and

•	excludes an estimated 4,424,840 shares reserved for issuance pursuant to future grants of awards under our 2009 Stock Incentive Plan as of March 31, 2011.

SUMMARY CONSOLIDATED HISTORICAL FINANCIAL AND OTHER DATA

The following tables summarize the consolidated historical financial and other data for the periods indicated. The summary consolidated statements of income data presented below for the years ended December 31, 2010, 2009 and 2008 have been derived from our consolidated financial statements which have been audited by Ernst & Young LLP, an independent registered public accounting firm, and incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2010. The summary consolidated statements of income data for the three month periods ended March 31, 2011 and 2010 and the balance sheet data at March 31, 2011 are derived from our unaudited interim condensed consolidated financial statements incorporated by reference from our Quarterly Report on Form 10-Q for the three months ended March 31, 2011 and include all adjustments, consisting of normal and recurring adjustments, that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods. Operating results for the three months ended March 31, 2011 are not necessarily indicative of the results that may be expected for the full 2011 fiscal year.

	Three Months
	Ended
	March 31,		Year Ended December 31,
	2011	2010	2010	2009	2008
	(in thousands, except per share data)

Consolidated Statements of Income Data:
Revenues:
Subscription revenues	$85,183	$59,560	$281,670	$207,707	$181,391
Product and other revenues	5,845	4,861	19,261	17,195	16,200

Total revenues	91,028	64,421	300,931	224,902	197,591
Cost of revenues:
Cost of subscription revenues	13,887	11,501	46,409	40,183	38,187
Cost of product and other revenues	1,828	1,494	5,698	6,140	5,427

Total cost of revenues	15,715	12,995	52,107	46,323	43,614

Gross profit	75,313	51,426	248,824	178,579	153,977
Operating expenses:
Technology and development	13,668	9,927	42,296	36,236	33,206
Marketing and advertising	33,808	22,446	94,573	61,625	52,341
General and administrative	9,357	7,742	35,390	32,540	28,931
Amortization of acquired intangible assets	4,270	3,679	15,959	16,217	23,779

Total operating expenses	61,103	43,794	188,218	146,618	138,257

Income from operations	14,210	7,632	60,606	31,961	15,720
Other income (expense):
Interest expense	(184)	(1,216)	(5,083)	(6,139)	(12,355)
Interest income	46	63	386	792	872
Other income (expense), net	31	9	439	21	(8)

Income before income taxes	14,103	6,488	56,348	26,635	4,229
Income tax expense	(5,132)	(2,526)	(19,503)	(5,340)	(1,845)

Net income	$8,971	$3,962	$36,845	$21,295	$2,384

Net income per common share:
Basic	$0.20	$0.09	$0.85	$0.55	$0.06

Diluted	$0.18	$0.08	$0.76	$0.51	$0.06

	Three Months
	Ended
	March 31,		Year Ended December 31,
	2011	2010	2010	2009		2008
	(in thousands)

Other Financial Data:
Adjusted EBITDA	$25,604	$17,013	$100,974	$71,585	(1)	$62,645
Free cash flow	18,742	11,410	60,359	29,613	(1)	31,712
Stock-based compensation expense included in:
Cost of subscription revenues	$62	$28	$194	$96		$80
Technology and development	776	397	2,091	1,631		1,132
Marketing and advertising	325	68	673	370		254
General and administrative	562	511	2,111	3,377		3,206

Total stock-based compensation expense	$1,725	$1,004	$5,069	$5,474		$4,672

(1)	Income from operations and net income, and therefore adjusted EBITDA and free cash flow, include an expense related to a settlement in the third quarter of 2009 of a claim regarding the timeliness and accuracy of a content index we created. The settlement resulted in an expense of approximately $2.3 million in 2009.

	Three Months Ended
	March 31,		Year Ended December 31,
	2011	2010	2010	2009	2008

Other Data:
Total subscribers	1,615,169	1,211,978	1,394,910	1,066,123	913,683
Gross subscriber additions	424,531	279,100	1,023,936	673,991	556,045
Monthly churn(1)	3.7%	3.3%	3.9%	3.8%	4.0%
Subscriber acquisition cost(2)	$69.56	$69.57	$79.19	$72.46	$71.99
Average monthly revenue per subscriber(3)	$18.05	$16.70	$18.34	$16.55	$16.09

(1)	Monthly churn is a measure representing the number of subscribers that cancel in the quarter divided by the sum of beginning subscribers and gross subscriber additions during the quarter. To arrive at monthly churn, we divide the result by three.

(2)	Subscriber acquisition cost is external marketing and advertising expense, divided by gross subscriber additions in the period.

(3)	Average monthly revenue per subscriber is total subscription revenues earned in the period from subscriptions to one of the Ancestry.com Web sites divided by the average number of subscribers in the period, divided by the number of months in the period. The average number of subscribers for the period is calculated by taking the average of the beginning and ending number of subscribers for the period.

As of March 31, 2011
(in thousands)

Balance Sheet Data:
Cash and cash equivalents	$102,263
Total assets	553,566
Deferred revenues	109,237
Total liabilities	171,645
Total stockholders’ equity	381,921

Definitions of Other Financial Data

Adjusted EBITDA.  We define adjusted EBITDA as net income plus net interest expense; income tax expense; non-cash charges including depreciation, amortization, impairment of intangible assets and stock-based compensation expense; and other (income) expense.

Free Cash Flow.  We define free cash flow as net income plus net interest expense; income tax expense; non-cash charges including depreciation, amortization, impairment of intangible assets and stock-based compensation expense; other (income) expense; minus capitalization of content database costs, purchases of property and equipment and cash paid for income taxes and interest.

Discussion of Other Financial Data

Management believes that adjusted EBITDA and free cash flow are useful measures of operating performance because they exclude items that we do not consider indicative of our core performance. In the case of adjusted EBITDA, we adjust net income for such things as interest, income taxes, stock-based compensation and certain non-cash and non-recurring items. Free cash flow subtracts from adjusted EBITDA the capitalization of content database costs, purchases of property and equipment and cash paid for income taxes and interest expense. However, these financial measures are not prepared in accordance with accounting principles generally accepted in the United States, or “GAAP”, and should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to net income, the most directly comparable GAAP financial measure, is contained in tabular form below.

Our management uses adjusted EBITDA and free cash flow as measures of operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies; and in communications with our board of directors concerning our financial performance.

Adjusted EBITDA together with revenues has also been used as a financial performance objective in determining the bonus pool under our recent performance incentive programs. Management also uses adjusted EBITDA to evaluate compliance with the financial ratios in our credit facility, which use EBITDA as a component. The definition of EBITDA under our credit facility is substantially similar to our definition of adjusted EBITDA in this prospectus, and differs primarily because the definition in the credit facility does not exclude interest income (though it does exclude interest expense) and other income (expense).

Management believes that the use of adjusted EBITDA and free cash flow provides consistency and comparability with our past financial performance, facilitates period to period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. Management believes that it is useful to exclude non-cash charges such as depreciation, amortization, impairment of intangible assets and acquired in-process research and development and stock-based compensation from adjusted EBITDA and free cash flow because (i) the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions, full amortization of previously acquired tangible and intangible assets or the timing of new stock-based awards, as the case may be.

More specifically, we believe it is appropriate to exclude stock-based compensation expense from adjusted EBITDA and free cash flow because non-cash equity grants made at a certain price and point in time do not reflect how our business is performing at any particular time. While we believe that stockholders should have information about any dilutive effect of outstanding options and the cost of that compensation, we also believe that stockholders should have the ability to view the non-GAAP financial measures that exclude these costs that management uses to evaluate our business. The determination of stock-based compensation expense is based on many subjective inputs at a point in time and many of these inputs are not necessarily directly related to the performance of our business. Therefore, excluding this cost gives us a clearer view of the operating performance of our business. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies may use under GAAP, as well as the impact of non-operational factors such as our share price, on the magnitude of this expense, management believes that providing non-

GAAP financial measures that exclude this stock-based compensation expense allows investors and analysts to make meaningful comparisons between our operating results with those of other companies. Stock-based compensation has been a significant non-cash recurring expense in our business and has been used as a key incentive offered to our employees. We believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues. Stock-based compensation expense will recur in future periods for GAAP purposes. There are material limitations to our exclusion of stock-based compensation from adjusted EBITDA and free cash flow, primarily that these expenses reduce our GAAP net income. See below for a further discussion of these limitations on our use of adjusted EBITDA and free cash flow as an analytical tool, as well as the manner in which management compensates for these limitations.

We believe it is appropriate to exclude depreciation and amortization from adjusted EBITDA and free cash flow because depreciation is a function of our capital expenditures which are included in our cash flow measure, while amortization reflects other asset acquisitions made at a point in time and their associated costs. In analyzing the performance of our business currently, management believes it is helpful also to consider the business without taking into account costs or benefits accruing from historical decisions on infrastructure and capacity. While these matters do affect the overall financial health of our company, they are separately evaluated and relate to historic decisions that do not affect current operations of our business on a cash flow basis. Further, depreciation and amortization do not result in ongoing cash expenditures. Investors should note that the use of assets being depreciated or amortized contributed to revenues earned during the periods presented and will continue to contribute to future period revenues. This depreciation and amortization expense will recur in future periods for GAAP purposes. There are material limitations to our exclusion of depreciation and amortization from adjusted EBITDA and free cash flow, primarily that these expenses reduce our GAAP net income and the assets being depreciated or amortized will often have to be replaced in the future, resulting in future cash requirements. See below for a further discussion of these limitations on our use of adjusted EBITDA and free cash flow as an analytical tool, as well as the manner in which management compensates for these limitations.

We believe it is appropriate to exclude impairment of intangible assets and acquired in-process research and development from adjusted EBITDA and free cash flow because these charges relate to specific past events. In analyzing the performance of our business currently, management believes it is helpful also to consider the business without taking into account costs or benefits accruing from historical decisions or acquisitions. Further, these charges do not result in ongoing cash expenditures. There are material limitations to our exclusion of impairment of intangible assets and in-process research and design from adjusted EBITDA and free cash flow, primarily that these expenses reduce our GAAP net income. See below for a further discussion of these limitations on our use of adjusted EBITDA and free cash flow as an analytical tool, as well as the manner in which management compensates for these limitations.

Management believes that it is useful to exclude other income (expense) from adjusted EBITDA and free cash flow because that line item consists of items that do not correlate to the underlying performance of our business, such as retirement and disposal of non-operating assets and gain or loss on non-operating investments. There are material limitations to our exclusion of other income (expense) from adjusted EBITDA and free cash flow, primarily that these may include cash income or expense that increase or reduce our GAAP net income. See below for a further discussion of these limitations on our use of adjusted EBITDA and free cash flow as an analytical tool, as well as the manner in which management compensates for these limitations.

We believe adjusted EBITDA and free cash flow are useful to investors in evaluating our operating performance because securities analysts use adjusted EBITDA and free cash flow as supplemental measures to evaluate the overall operating performance of companies.

Material Limitations of Non-GAAP Measures

Although adjusted EBITDA and free cash flow are frequently used by investors and securities analysts in their evaluations of companies, adjusted EBITDA and free cash flow each have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP.

Some of these limitations are:

•	adjusted EBITDA and free cash flow do not reflect our future requirements for contractual commitments and adjusted EBITDA does not reflect our cash expenditures or future requirements for content database costs, property and equipment;

•	adjusted EBITDA and free cash flow do not reflect changes in, or cash requirements for, our working capital;

•	adjusted EBITDA does not reflect interest income or interest expense;

•	adjusted EBITDA does not reflect cash requirements for income taxes;

•	adjusted EBITDA and free cash flow do not reflect the non-cash component of employee compensation;

•	although depreciation, amortization and impairment of intangible assets and acquired in-process research and development are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for these replacements; and

•	other companies in our industry may calculate adjusted EBITDA or free cash flow or similarly titled measures differently than we do, limiting their usefulness as comparative measures.

Management compensates for the inherent limitations associated with using the adjusted EBITDA and free cash flow measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of adjusted EBITDA and free cash flow to the most directly comparable GAAP measure, net income (loss). Further, management also reviews GAAP measures, and evaluates individual measures that are not included in adjusted EBITDA such as our level of capital expenditures, equity issuance and interest expense, among other measures.

The following table presents a reconciliation of adjusted EBITDA and free cash flow to net income, the most comparable GAAP measure, for each of the periods indicated:

	Three Months
	Ended
	March 31,		Year Ended December 31,
	2011	2010	2010	2009	2008
	(in thousands)

Reconciliation of adjusted EBITDA and free cash flow to net income:
Net income	$8,971	$3,962	$36,845	$21,295	$2,384
Interest expense, net	138	1,153	4,697	5,347	11,483
Income tax expense	5,132	2,526	19,503	5,340	1,845
Depreciation expense	3,264	2,864	11,773	10,936	10,732
Amortization expense	6,405	5,513	23,526	23,214	30,046
Stock-based compensation	1,725	1,004	5,069	5,474	4,672
Other (income) expense, net	(31)	(9)	(439)	(21)	8
Impairment of intangible assets	—	—	—	—	1,475

Adjusted EBITDA	$25,604	$17,013	$100,974	$71,585 (1)	$62,645

Capitalization of content database costs	(5,747)	(2,792)	$(13,874)	$(9,398)	$(8,965)
Purchase of property and equipment	(725)	(1,407)	(12,968)	(13,362)	(11,621)
Cash paid for interest	(115)	(1,001)	(2,645)	(7,740)	(10,068)
Cash paid for income taxes	(275)	(403)	(11,128)	(11,472)	(279)

Free cash flow	$18,742	$11,410	$60,359	$29,613 (1)	$31,712

(1)	Income from operations and net income, and therefore adjusted EBITDA and free cash flow, include an expense related to settlement in the third quarter of 2009 of a claim regarding the timeliness and accuracy of a content index we created. The settlement resulted in an expense of approximately $2.3 million in 2009.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the other information contained in this prospectus before deciding whether to purchase our stock. Our business, prospects, financial condition or operating results could be materially adversely affected by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing the risks described below, you should also refer to the other information contained in the prospectus, including our consolidated financial statements and the related notes, before deciding to purchase any shares of our common stock.

Risks Related to Our Business

If our efforts to retain and attract subscribers are not successful, our revenues will be adversely affected.

We generate substantially all of our revenues from subscriptions to our services. We must continue to retain existing and attract new subscribers. If our efforts to satisfy our existing subscribers are not successful, we may not be able to retain them, and as a result, our revenues would be adversely affected. For example, if consumers do not perceive our services to be reliable, valuable and of high quality, if we fail to regularly introduce new and improved services, or if we introduce new services that are not favorably received by the market, we may not be able to retain existing or attract new subscribers. We rely on our marketing and advertising efforts to attract new subscribers and retain existing subscribers. If we are unable to effectively retain existing subscribers and attract new subscribers, our business, financial condition and results of operations would be adversely affected.

The relative service levels, pricing and related features of competitors to our products and services are some of the factors that may adversely impact our ability to retain existing subscribers and attract new subscribers. Some of our current competitors provide genealogical records free of charge. Some governments or private organizations may make historical records available online at no cost to consumers and some commercial entities could choose to make such records available on an advertising-supported basis rather than a subscription basis. If consumers are able to satisfy their family history research needs at no or lower cost, they may not perceive value in our products and services. If our efforts to satisfy and retain our existing subscribers are not successful, we may not be able to continue to attract new subscribers through word-of-mouth referrals. Further, subscriber growth may decrease as a result of a decline in interest in family history research. Any of these factors could cause our subscriber growth rate to fall, which would adversely impact our business, financial condition and results of operations.

Our recent performance may not be sustainable, which could negatively affect our stock price or financial condition and results of operations.

Our revenues have grown rapidly, increasing from $150.6 million in 2006 to $300.9 million in 2010, representing a compound annual growth rate of 18.9%. In the three months ended March 31, 2011, our revenues grew 41% over the prior year quarter. We may not be able to sustain our recent growth rate in future periods and you should not rely on the revenue growth of these periods or any prior period or year as an indication of our future performance. Additionally, we expect to continue to devote substantial resources and funds to improving our technologies and product offerings and acquiring new and relevant content, and also to expanding awareness of our brand and category through marketing, such as the increased advertising we have undertaken in connection with the television program “Who Do You Think You Are?,” which may reduce our margins in the near term. If our margins or our future growth resulting from our implementation of these strategies fail to meet investor or analyst expectations, it could have a negative effect on our stock price. If our growth rate were to decline significantly or become negative, it could adversely affect our financial condition and results of operations.

If we experience excessive rates of subscriber cancellation, or churn, our revenues and business may be harmed.

We must continually add new subscribers both to replace subscribers who choose to cancel their subscriptions and to grow our business beyond our current subscriber base. Subscribers choose to cancel their subscriptions for many reasons, including a desire to reduce discretionary spending, a perception that they do not have sufficient time to use the service or otherwise do not use the service sufficiently, the service is a poor value, competitive services provide a better value or experience or subscriber service issues are not satisfactorily resolved. Subscribers may choose to cancel their subscription at any time prior to the renewal date. When we add subscribers as rapidly as we did in 2010, the rate of subscriber cancellation, or churn, may also increase as it did beginning in the second quarter of 2010 with churn rising from 3.3% in the first quarter of 2010 to 4.3% in the second quarter of 2010. If we are unable to attract new subscribers in numbers greater than our subscriber churn, our subscriber base will decrease and our business, financial condition and results of operations may be adversely affected.

If our subscriber churn increases, we may be required to increase the rate at which we add new subscribers in order to maintain and grow our revenues. If excessive numbers of subscribers cancel our service, we may be required to incur significantly higher marketing and advertising expenses than we currently anticipate to replace these subscribers with new subscribers. A significant increase in our subscriber churn may have an adverse effect on our business, financial condition and results of operations.

A change in our mix of subscription durations could have a significant impact on our revenues, churn and revenue visibility.

A majority of our subscribers has annual subscriptions. At any point in time, however, the majority of new subscribers generally signs up for monthly subscriptions and may or may not choose to renew. We generally experience higher rates of churn for monthly subscribers than for annual subscribers. As of March 31, 2011, the percentage of overall subscribers that were monthly subscribers had increased by 4 percentage points to 33% at March 31, 2011 from 29% at December 31, 2010. If this trend continues, more of our revenues would become dependent on monthly renewals, and we would likely have higher churn. We continually evaluate the types of subscriptions that are most appropriate for us and our subscribers. As we make these evaluations, we may more aggressively market subscriptions that are shorter than our annual subscriptions. Any material change in our mix of subscription duration could have a significant impact on our revenues and churn.

Additionally, the largely annual commitments of our subscribers enhance our near-term visibility on our revenues, which we believe enables us to more effectively manage the growth of our business and provide working capital benefits. A shift in subscriber mix towards more monthly subscriptions may result in diminished visibility with respect to forecasting revenues, which could make it more difficult to manage our growth and effectively budget future working capital requirements.

Because we recognize revenues from subscriptions to our service over the term of the subscription, downturns or upturns in subscriptions may not be immediately reflected in our operating results and therefore could affect our operating results in later periods.

We recognize revenues from subscribers ratably over the term of their subscriptions. Given that annual subscriptions represent a majority of our subscriptions, a large portion of our revenues for each quarter reflects deferred revenues from subscriptions entered into during previous quarters. Consequently, a decline in new or renewed subscriptions in any one quarter will not necessarily be fully reflected in revenues in that quarter but will negatively affect our revenues in future quarters. Accordingly, the effect of significant downturns or upturns in subscriptions or market acceptance of our service, or changes in subscriber churn, may not fully impact our results of operations until future periods.

If our marketing and advertising efforts fail to generate additional revenues on a cost-effective basis, or if we are unable to manage our marketing and advertising expenses, it could harm our results of operations and growth.

Our future growth and profitability, as well as the maintenance and enhancement of our brands, will depend in large part on the effectiveness and efficiency of our marketing and advertising expenditures and the continued success of television programming related to family history. We use a diverse mix of fixed-cost and performance-based marketing and advertising programs to promote our products and services, and we periodically adjust our mix of marketing and advertising programs. We have experienced price increases in some of our marketing and advertising channels. Significant increases in the pricing of one or more of our marketing and advertising channels would increase our marketing and advertising expense or cause us to choose less expensive but potentially less effective marketing and advertising channels. Television advertising comprises a large percentage of our marketing and advertising expense, which may have significantly higher costs than other channels and which could adversely affect our profitability. Further, we may over time become disproportionately reliant on one channel or partner, such as NBC in future seasons of “Who Do You Think You Are?,” which could increase our operating expenses. We have incurred and may in the future incur marketing and advertising expenses significantly in advance of the time we anticipate recognizing revenues associated with such expenses, as in the case of television programming, and our marketing and advertising expenditures may not continue to result in increased revenues or generate sufficient levels of brand awareness. If we are unable to maintain our marketing and advertising channels on cost-effective terms or replace existing marketing and advertising channels with similarly effective channels, our marketing and advertising expenses could increase substantially, our subscriber levels could be affected adversely, and our business, financial condition and results of operations may suffer. In addition, our expanded marketing efforts may increase our subscriber acquisition cost, as additional expenses may not result in sufficient customer growth to offset cost, which would have an adverse effect on our business, financial condition and results of operations.

We have begun to distribute free software applications as part of our marketing efforts to retain and attract new subscribers. If service providers involved in the distribution of our free applications were to impose fees or commissions upon us in connection with the applications, with or without our consent, we may be forced to cease distributing the applications through the service providers, incur additional expense, or have limited information about our customers, which could adversely affect our financial condition and results of operations.

We cannot predict whether the television show “Who Do You Think You Are?” will continue to have an impact on our business in the future.

We have purchased product integration in all three seasons of the television show “Who Do You Think You Are?” in the United States, including seasons one and two, which aired in 2010 and 2011 respectively, and season three, which NBC recently announced. Although the airing of this series, together with our increased television advertising, caused increased interest in our core business that resulted in a greater number of subscribers, we cannot guarantee that the show will have a long-term favorable effect on our net income. We cannot assure you that NBC will air any future seasons of the show, including the third season, or, if they do, that we will always participate. If we do not receive lasting benefits from “Who Do You Think You Are?,” or if the show does not continue to be well received or cancelled, it could have a negative effect on our business and our stock price. If NBC were to air the third season of “Who Do You Think You Are?” late in 2011, we would likely incur expenses earlier than anticipated, which would likely have a negative impact on our 2011 results of operations.

Because we generate substantially all of our revenues from online family history resources, particularly in the United States and United Kingdom, a decline in demand for our services or for online family history resources in general, and particularly of the United States and United Kingdom, could cause our revenues to decline.

We generate substantially all of our revenues from our online family history services, and we expect that we will continue to depend upon our online family history services for substantially all of our revenues in the foreseeable future. Because we depend on our online family history services, factors such as changes in consumer preferences for these products may have a disproportionately greater impact on us than if we offered multiple services. The market for online family history resources, and for consumer services in general, is subject to rapidly changing consumer demand and trends in preferences. If consumer interest in our online family history services declines, or if consumer interest in family history in general declines, we would likely experience a significant loss of revenues and net income. Some of the potential factors that could affect interest in and demand for online family history services include:

•	individuals’ interest in, and their willingness to spend time and money, conducting family history research;

•	availability of discretionary funds;

•	awareness of our brand and the family history category, including through the television show “Who Do You Think You Are?”;

•	the appeal, reliability and performance of our services;

•	the price, performance and availability of competing family history products and services;

•	public concern regarding privacy and data security;

•	our ability to maintain high levels of customer satisfaction; and

•	the rate of growth in online commerce generally.

In addition, substantially all of our revenues are from subscribers in the United States, the United Kingdom, and to a lesser extent, Canada and Australia. Consequently, a decrease of interest in and demand for online family history services, or increased competition, in these countries could have a disproportionately greater impact on us than if our geographical mix of revenues was less concentrated.

Challenges in acquiring historical content and making it available online could adversely affect our ability to retain and expand our subscriber base, and therefore adversely affect our business, financial condition and results of operations.

In order to retain and expand our subscriber base, both domestically and internationally, we must continue to expend significant resources to acquire significant amounts of additional historical content, digitize it and make it available to our subscribers online. We face legal, logistical, cultural and commercial challenges in acquiring new content. Relevant governmental records may be widely dispersed and held at a national, state or local level.

Religious and private records are even more widely dispersed. These problems often pose particular challenges in acquiring content internationally. Desirable content may not be available to us on favorable terms, or at all, due to competition for a particular collection, privacy concerns relative to information contained in a given collection or our lack of negotiating leverage with a certain content provider. For example, some of our most popular databases include “vital records” content — namely, historical birth, marriage and death records — made available by certain governmental agencies. To help prevent identity theft, or even terrorist activities, governments may attempt to restrict the release of all or substantial portions of their vital records content, and particularly birth records, to third parties. If these efforts are successful, it may limit or altogether prevent us from acquiring these types of vital record content or continuing to make them available online. In some cases, we have to lobby for legislation to be changed or otherwise work to surmount administrative or other bureaucratic hurdles to enable government or other bodies to grant us access to records.

While we own or license most of the images in our database, we generally do not own the underlying historical documents. If owners of content have sold or licensed the rights to digitize that content, even on a non-exclusive basis, they may elect not to sell or license it for digitization purposes to any other person. Therefore, if one of our competitors acquires rights to digitize a set of content, even on a non-exclusive basis, we may be unable to acquire rights to digitize that content. Conversely, the owners of historical records may allow more than one party to digitize those records and our competitors may digitize and make available the same content that we offer. In some cases, acquisition of content involves competitive bidding, and we may choose not to bid or may not successfully bid to acquire content rights. In addition, a number of governmental bodies and other organizations are interested in making historical content available for free and owners of historical records may license or sell their records to such governmental bodies and organizations in addition to or instead of licensing or selling their content to us. Our inability to offer vital records or other valuable content as part of our family history research databases or the widespread availability of such content elsewhere at lower cost or for free could result in our subscription services becoming less valuable to consumers, which could have an adverse impact on our number of subscribers or subscriber churn, and therefore on our business, financial condition and results of operations.

We depend in part upon third party licenses for some of our historical content, and a loss of these licenses, or disputes regarding royalties under these licenses, could adversely affect our ability to retain and expand our subscriber base, and therefore adversely affect our revenues, financial condition and results of operations.

We acquire a portion of our content pursuant to ongoing license agreements. Some of these agreements have finite terms and we may not be able to renew the agreements on terms that are advantageous to us or at all. For example, we license a significant amount of our United Kingdom content from the United Kingdom National Archives under several license agreements that generally have ten year terms that begin expiring as soon as 2012, and which have varying automatic extension periods. The agreements are generally terminable by either party for breach by the other party and by the United Kingdom National Archives upon our insolvency or bankruptcy. Some of these agreements permit the United Kingdom National Archives to terminate these licenses if we undergo a change of control.

If a current or future license for a significant content collection were to be terminated, we may not be able to obtain a new license on terms advantageous to us or at all and we could be required to immediately remove the relevant content from our Web sites, either immediately or after some period of time. If a content provider were to license or sell us content in violation of that content provider’s agreements with other parties, we could be required to remove that content from our Web sites. If we were required to remove a material amount of content from our Web sites, as a result of the termination of one or more licenses or otherwise, it could adversely affect our business and results of operations. Some of these license agreements restrict the manner in which we use the applicable content, which could limit our ability to leverage that content for new uses as we expand our business. We pay royalties under some of these license agreements, and the other party to those royalty-bearing agreements may have a right to audit the calculation of our royalty payments. If there were to be a disagreement regarding the calculation of royalty payments, we could be required to make additional payments under those agreements. We also have indemnification obligations under many of these agreements. We could experience claims in the future which, if material, could have a negative impact on our results of operations and financial condition.

Digitizing and indexing new content can take a significant amount of time and expense, and can expose us to risks associated with the loss or damage of historical documents. Our inability to maintain or acquire content or make new content available online in a timely and cost-effective manner, or liability for loss of historical documents, could have an adverse effect on our business, financial condition and results of operations.

Digitizing and indexing new historical content can take a significant amount of time and expense and we generally incur the expenses related to such content significantly in advance of the time we can make it available to our subscribers. We have invested over $100 million to acquire and develop content, including content acquired through business acquisitions, and we expect to continue to spend significant resources on content. Increases in the cost or time required to digitize and index new content could harm our financial results. Currently, two transcription vendors perform substantially all of our data transcription as measured by cost. We do not have long-term contracts with any of our transcription vendors. If we were to replace one of these transcription vendors for any reason, we would be required to provide extensive training to the new vendor, which could delay our ability to make our new content available to our subscribers, and our relationships with the new transcription vendors may be on financial or other terms less favorable to us than our existing arrangements. Our inability to maintain or acquire content or to make new content available online in a timely and cost-effective manner would have an adverse effect on our business, financial condition and results of operations.

While we are digitizing content, we may be in possession of valuable and irreplaceable original historical documents. While we maintain insurance with respect to such documents, any loss or damage to such documents, while in our possession, could cause us significant expense and could have a material adverse effect on our reputation and the potential willingness of content owners to license or lend their content to us.

We face competition from a number of different sources, and our failure to compete effectively could adversely impact our revenues, results of operations and financial condition.

We face competition in our business from a variety of organizations, some of which provide genealogical records free of charge. We expect competition to increase in the future. Many external factors, including the cost of marketing, content acquisition and technology and our current and future competitors’ pricing and marketing strategies, can significantly affect our competitive strategies, including pricing. Some of our competitors provide genealogical records free of charge. If we fail to meet our subscribers’ expectations, we could fail to retain existing or attract new subscribers, either of which could harm our business and results of operations.

Ancestry.com and our similar international Web sites face competition from:

•	FamilySearch, and its Web site FamilySearch.org, a genealogy organization that is part of The Church of Jesus Christ of Latter-day Saints. FamilySearch has an extensive collection of paper and microfilm records. FamilySearch has digitized a large quantity of these records and has published them online at FamilySearch.org, where it makes them available to the public for free and through thousands of family history centers located throughout the world. FamilySearch is a well-funded organization and is undertaking a large-scale digitization project to make its collection available online. FamilySearch could partner with commercial entities to broaden the distribution of its records.

•	Commercial entities, including online genealogical research services, library content distributors, search engines and portals, retailers of books and software related to genealogical research and family tree creation and family history oriented social networking Web sites.

•	Non-profit entities and organizations, genealogical societies, governments and agencies that may make vital statistics or other records available to the public for free or that partner with commercial entities to make their records widely-available. For example, Yad Vashem, a Jerusalem-based archive devoted to the documentation, research, education and commemoration of the Holocaust, has partnered with Google to facilitate free online access to the world’s largest historical collection on the Holocaust.

We expect our competition to grow, both through industry consolidation and the emergence of new participants. Our future competitors may include other Internet-based and offline businesses, governments and other entities. The market for Internet-based services evolves at a very rapid pace and our competitors may offer products and services that are superior to any of our products and services. In addition, Internet business models are constantly changing. The online family history market could move to an advertising-supported model to the detriment of our subscription-based model. Our competitors may have greater resources, more well-established brand recognition or more sophisticated technologies, such as search algorithms, than we do. Additionally, our competitors may more easily obtain relevant records in domestic and international markets or offer new categories of content, products or services before us, or at lower prices, which may give them a competitive advantage in attracting subscribers. To compete effectively, we may need to expend significant resources on content acquisition, technology or marketing and advertising, which could reduce our margins and have a material adverse effect on our business, financial condition and results of operations. If we do not compete effectively, our ability to retain and expand our subscriber base, and our revenues, results of operations and financial condition, could be adversely affected.

Our failure to attract, integrate and retain highly qualified personnel in the future could harm our business.

To execute our growth plan, we must attract and retain highly qualified personnel. Competition for these employees is intense, and we may not be successful in attracting and retaining qualified personnel. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. In addition, in making employment decisions, particularly in the Internet and high-technology industries, job candidates often consider the value of the stock-based awards they may receive in connection with their employment. Accounting principles generally accepted in the United States relating to the expensing of stock-based awards may discourage us from granting the size or type of awards that job candidates may require to join our company. If our stock price declines, we may face increased difficulty attracting and retaining personnel through the use of stock-based awards. If we fail to attract new personnel, or fail to retain and motivate our current personnel, our business and future growth prospects could be adversely affected.

Our growth could strain our personnel, technology and infrastructure resources, and if we are unable to implement appropriate controls and procedures to manage our growth, and hire and integrate appropriate personnel, we may not be able to successfully implement our business plan.

Our growth in operations has placed a significant strain on our management, administrative, technological, operational and financial infrastructure. Anticipated future growth, including growth related to the broadening of our product and service offerings, will continue to place similar strains on our personnel, technology and infrastructure. Our full-time employee headcount increased 20% in 2010, and we plan to continue to hire aggressively in 2011. Particularly when adding staff quickly, we may not make optimal hiring decisions or may not integrate personnel effectively. A sudden increase in the number of our registered users could strain our capacity and result in Web site performance issues. Our success will depend in part upon the management ability of our officers with respect to growth opportunities. To manage the expected growth of our operations, we will need to continue to improve our operational, financial, technological and management controls and our reporting systems and procedures. Additional personnel and capital investments will increase our cost base, which, if we fall short of anticipated revenue growth, will make it more difficult to decrease expenses in the short term. If we fail to successfully manage our growth, it could adversely affect our business, financial condition and results of operations.

Any significant disruption in service on our Web sites or in our computer systems, which are currently hosted primarily by a single third-party, could damage our reputation and result in a loss of subscribers, which would harm our business and operating results.

Subscribers access our service through our Web sites, where our family history research databases are located, and our internal billing software and operations are integrated with our product and service offerings. Our brand, reputation and ability to attract, retain and serve our subscribers depend upon the reliable performance of our Web sites, network infrastructure, content delivery processes and payment systems. We have experienced interruptions in these systems in the past, including server failures that temporarily slowed down our Web sites’ performance and users’ access to content, or made our Web sites inaccessible, and we may experience interruptions in the future. Interruptions in these systems, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or availability of our Web sites and prevent our subscribers from accessing our data and using our products and services. Problems with the reliability or security of our systems may harm our reputation and require disclosure to our lenders, and the cost of remedying these problems could negatively affect our business, financial condition and results of operations.

Substantially all of our communications, network and computer hardware used to operate our Web sites are co-located in a facility in Salt Lake City, Utah. We do not own or control the operation of this facility. We have established a disaster recovery facility located at a third-party facility in Denver, Colorado. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, terrorist attacks, acts of war, electronic and physical break-ins, computer viruses, earthquakes and similar events. The occurrence of any of the foregoing events could result in damage to our systems and hardware or could cause them to fail completely, and our insurance may not cover such events or may be insufficient to compensate us for losses that may occur. Our systems are not completely redundant, so a failure of our system at our primary site could result in reduced functionality for our subscribers, and a total failure of our systems at both sites could cause our Web sites to be inaccessible by our subscribers. Problems faced by our third-party Web hosting provider, with the telecommunications network providers with whom it contracts or with the systems by which it allocates capacity among its customers, including us, could adversely affect the experience of our subscribers. Our third-party Web hosting provider could decide to close its facilities without adequate notice. In addition, any financial difficulties, such as bankruptcy reorganization, faced by our third-party Web hosting provider or any of the service providers with whom it contracts may have negative effects on our business, the nature and extent of which are difficult to predict. Additionally, if our third-party Web hosting provider is unable to keep up with our growing needs for capacity, this could have an adverse effect on our business. Any errors, defects, disruptions or other performance problems with our services could harm our reputation and have an adverse effect on our business, financial condition and results of operations.

Businesses or technologies we acquire could prove difficult to integrate, disrupt our ongoing business, dilute stockholder value or have an adverse effect on our results of operations.

As part of our business strategy, we may engage in acquisitions of businesses or technologies to augment our organic or internal growth, as we did in 2010. While we have engaged in acquisitions in the past, our experience with integrating and managing acquired businesses or assets is still limited. Acquisitions involve challenges and risks in negotiation, execution, valuation and integration. Moreover, we may not be able to find suitable acquisition opportunities on terms that are acceptable to us. Even if successfully negotiated, closed and integrated, certain acquisitions may not advance our business strategy, may fall short of expected return-on-investment targets or may fail. Any recent or future acquisition could involve numerous risks including:

•	potential disruption of our ongoing business and distraction of management;

•	difficulty integrating the operations and products of the acquired business;

•	use of cash or borrowings under our credit facility or otherwise to fund the acquisition or for unanticipated expenses;

•	inability to effectively operate the new business;

•	exposure to unknown liabilities, including litigation, against the companies we acquire;

•	additional costs due to differences in culture, geographical locations and duplication of key talent;

•	acquisition-related accounting charges affecting our balance sheet and results of operations;

•	difficulty integrating the financial reports of the acquired business in our consolidated financial statements and implementing our internal controls in the acquired business;

•	potential impairment of goodwill and acquired intangible assets;

•	dilution to our current stockholders from the issuance of equity securities; and

•	potential loss of key employees or customers of the acquired company.

In the event we enter into any acquisition agreements, closing of the transactions could be delayed or prevented by regulatory approval requirements, including antitrust review, or other conditions. We may not be successful in addressing these risks or any other problems encountered in connection with any attempted acquisitions, and we could assume the economic risks of such failed or unsuccessful acquisitions.

We face many risks associated with our plans to continue to expand our international offerings and marketing and advertising efforts, which could harm our business, financial condition and results of operations.

In addition to our United States and United Kingdom Web sites, we have launched Web sites directed at Canada, Australia, Sweden, Germany, France, Italy and China and launched our global Mundia.com Web site. As of March 31, 2011, approximately 29% of subscribers to our Ancestry.com Web sites, and, for the three months ended March 31, 2011, approximately 25% of our subscription revenues were from locations outside the United States. We are subject to many of the risks of doing business internationally, including the following:

•	exposure to foreign currency exchange rate fluctuations;

•	compliance with changing tax laws and the interpretation of those laws;

•	compliance with changing and conflicting legal and regulatory regimes;

•	compliance with U.S. laws affecting operations outside of the U.S., including the Foreign Corrupt Practices Act;

•	compliance with varying and conflicting intellectual property laws;

•	difficulties in staffing and managing international operations;

•	prevention of business or user fraud; and

•	effective implementation of internal controls and processes across diverse operations and a dispersed employee base.

We anticipate that our continuing international expansion will entail increased marketing and advertising of our products, services and brands, and the development of localized Web sites throughout our geographical markets. We may not succeed in these efforts or achieve our subscriber acquisition or other goals. For some international markets, customer preferences and buying behaviors may be different than those in our current markets, and we may use business models that are different from our traditional subscription models. Our revenues from new foreign markets may not exceed the costs of acquiring, establishing, marketing and maintaining international offerings, and therefore may not be profitable on a sustained basis, if at all. The risks of international expansion include:

•	difficulties in developing and marketing our offerings and brands as a result of distance, language and cultural differences;

•	more stringent consumer and data protection laws;

•	inability to effectively deal with local socio-economic and political conditions;

•	technical difficulties and costs associated with the localization of our service offerings;

•	strong local competitors; and

•	lack of experience in certain geographical markets.

One or more of these factors could harm our business, financial condition and results of operations.

If we are unable to improve market recognition of and loyalty to our brands, or if our reputation were to be harmed, we could lose subscribers or fail to increase the number of subscribers, which could harm our revenues, results of operations and financial condition.

We believe that maintaining and enhancing our Ancestry.com brand and other brands is critical to our success. We believe that the importance of brand recognition and loyalty will only increase in light of increasing competition in our markets. We plan to continue to promote our brands, both domestically and internationally, but there is no guarantee that our selected strategies will increase the favorable recognition of our brands. Some of our existing and potential competitors, including search engines, media companies and government and religious institutions have well-established brands with greater brand recognition than we have.

Additionally, from time to time, our subscribers express dissatisfaction with our service, including, among other things, dissatisfaction with our auto-renewal and other billing policies, our handling of personal data and the way our services operate. To the extent that dissatisfaction with our service is widespread or not adequately addressed, our brand may be adversely impacted. If our efforts to promote and maintain our brand are not successful, our operating results and our ability to attract and retain subscribers may be adversely affected. In addition, even if our brand recognition and loyalty increases, this may not result in increased use of our products and services or higher revenues. Many of our subscribers are passionate about family history research, and many of these subscribers participate in blogs on this topic both on our Web sites and elsewhere. If actions we take or changes we make to our products upset these subscribers, their blogging could negatively affect our brand and reputation, which could harm our revenues, results of operations and financial condition.

Our future growth may differ materially from our historic growth rates and our projections, which could harm our results of operations and financial condition.

Online family history research is a relatively young industry. Consequently, it is difficult to predict the ultimate size of the industry and the acceptance by the market of our products and services. Our business strategy and projections rely on a number of assumptions, some or all of which may be incorrect. For example, we believe that consumers will be willing to pay for subscriptions to our online family history resources, notwithstanding the fact that some of our current and future competitors may provide such resources free of charge. We cannot accurately predict whether our products and services will achieve significant acceptance by potential users in significantly larger numbers than at present. You should therefore not rely on our historic growth rates as an indication of future growth.

If we are unable to continually enhance our products and services and adapt them to technological changes and subscriber needs, we may not remain competitive and our business may fail to grow or decline.

Our business is rapidly changing. To remain competitive, we must continue to provide relevant content and enhance and improve the functionality and features of our products and services. If we fail to do so, or if competitors introduce new solutions embodying new technologies, our existing products and services may become obsolete. Our future success will depend, among other things, on our ability to:

•	anticipate demand for new products and services;

•	enhance our existing solutions, cross-platform compatibility, systems capacity and processing speed; and

•	respond to technological advances on a cost-effective and timely basis.

Developing the technologies in our products entails significant technical and business risks. We may use new technologies ineffectively, or we may fail to adapt our products and services to the demands of our subscribers. If we face material delays in introducing new or enhanced solutions, our subscribers may forego the use of our solutions in favor of those of our competitors.

Undetected product or service errors or defects could result in the loss of revenues, delayed market acceptance of our products or services or claims against us.

We offer a variety of Internet-based services and a software product, Family Tree Maker, which are complex and frequently upgraded. Our Internet-based services and software product may contain undetected errors, defects, failures or viruses, especially when first introduced or when new versions or enhancements are released. Despite product testing, our products, or third party products that we incorporate into ours, may contain undetected errors, defects or viruses that could, among other things:

•	require us to make extensive changes to our subscription services or software product, which would increase our expenses;

•	expose us to claims for damages;

•	require us to incur additional technical support costs;

•	cause a negative registered user reaction that could reduce future sales;

•	generate negative publicity regarding us and our subscription services and software product; or

•	result in subscribers delaying their subscription or software purchase or electing not to renew their subscriptions.

Any of these occurrences could have an adverse effect upon our business, financial condition and results of operations.

Privacy concerns could require us to incur significant expense and modify our operations in a manner that could result in restrictions and prohibitions on our use of certain information, and therefore harm our business.

As part of our business, we make biographical and historical data available through our Web sites, we use registered users’ personal data for internal purposes and we host Web sites and message boards, among other things, that contain content supplied by third parties. In addition, in connection with our Ancestry.com DNA product, we obtain biological DNA samples used for genetic testing. For privacy or security reasons, privacy groups, governmental agencies and individuals may seek to restrict or prevent our use or publication of certain biological or historical information pertaining to individuals, particularly living persons. We will also face additional privacy issues as we expand into other international markets, as many nations have privacy protections more stringent than those in the United States. We have incurred, and will continue to incur, expenses to comply with privacy and security standards and protocols imposed by law, regulation, industry standards or contractual obligations. Increased domestic or international regulation of data utilization and distribution practices, including self-regulation, could require us to modify our operations and incur significant expense, which could have an adverse effect on our business, financial condition and results of operations.

Our possession and use of personal information presents risks and expenses that could harm our business. Unauthorized disclosure or manipulation of such data, whether through breach of our network security or otherwise, could expose us to costly litigation and damage our reputation.

Maintaining our network security is of critical importance because our online systems store confidential registered user, employee and other sensitive data, such as names, addresses, credit card numbers and other personal information. In particular, a substantial majority of our subscribers use credit and debit cards to purchase our products and services. If we or our processing vendors were to have problems with our billing software, it could have an adverse effect on our subscriber satisfaction and could cause one or more of the major credit card companies to disallow our continued use of their payment services. In addition, if our billing software fails to work properly and, as a result, we do not automatically charge our subscribers’ credit cards on a timely basis or at all, our business, financial condition, cash flows and results of operations could be adversely affected.

In addition, our online systems store the content that our registered users upload onto our Web sites, such as family records and photos. This content is often personally meaningful, and our registered users may rely on our online system to store digital copies of such content. If we were to lose such content, if our users’ private content were to be publicly available or if third parties were able to access and manipulate such content, we may face liability and harm to our brand and reputation.

We and our vendors use commercially available encryption technology to transmit personal information when taking orders. We use security and business controls to limit access and use of personal information, including registered users’ uploaded content. However, third parties may be able to circumvent these security and business measures by developing and deploying viruses, worms and other malicious software programs that are designed to attack or attempt to infiltrate our systems and networks. In addition, employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in a breach of registered user or employee privacy.

If third parties improperly obtain and use the personal information of our registered users or employees, we may be required to expend significant resources to resolve these problems. A major breach of our network security and systems could have serious negative consequences for our businesses, including possible fines, penalties and damages, reduced demand for our products and services, an unwillingness of subscribers to provide us with their credit card or payment information, an unwillingness of registered users to upload family records or photos onto our Web sites, harm to our reputation and brand and loss of our ability to accept and process subscriber credit card orders. Similarly, if a well-publicized breach of data security at any other major consumer Web site were to occur, there could be a general public loss of confidence in the use of the Internet for commercial transactions. Any of these events could have adverse effects on our business, financial condition and results of operations.

Any claims related to activities of registered users and the content they upload could result in expenses that could harm our results of operations and financial condition.

Our registered users often upload their own content onto our Web sites. The terms of use of such content are set forth in the terms and conditions of our Web sites and a submission agreement to which registered users must agree when they upload their content. Disputes or negative publicity about the use of such content could make members more reluctant to upload personal content or harm our reputation. We do not review or monitor content uploaded by our registered users, and could face claims arising from or liability for making any such content available on our Web sites. In addition, our collaboration tools and other features of our site allow registered users to contact each other. While registered users can choose to remain anonymous in such communications, registered users may choose to engage with one another without anonymity. If any such contact were to lead to fraud or other harm, we may face claims against us and negative publicity. Litigation to defend these claims or efforts to counter any negative publicity could be costly and any other liabilities we incur in connection with any such claims may harm our business, financial condition and results of operations.

Increases in credit card processing fees would increase our operating expenses and adversely affect our results of operations, and the termination of our relationship with any major credit card company could have a severe, negative impact on our ability to collect revenues from subscribers.

The substantial majority of our subscribers pay for our products and services using credit cards. From time to time, the major credit card companies or the issuing banks may increase the fees that they charge for each transaction using their cards. An increase in those fees would require us to increase the prices we charge for our products and services or negatively impact our profitability, either of which could adversely affect our business, financial condition and results of operations.

In addition, our credit card fees may be increased by credit card companies if our chargeback rate or the refund rate exceeds certain thresholds. If we are unable to maintain our chargeback rate at acceptable levels, our credit card fees for chargeback transactions, or for all credit card transactions, may be increased, and, if the problem significantly worsens, credit card companies may further increase our fees or terminate their relationships with us. Any increases in our credit card fees could adversely affect our results of operations, particularly if we elect not to raise our subscription rates to offset the increase. The termination of our ability to process payments on any major credit or debit card would significantly impair our ability to collect revenues from subscribers.

Our operating results depend on numerous factors and may fluctuate from period to period, which could make them difficult to predict.

Our quarterly and annual operating results are tied to certain financial and operational metrics that have fluctuated in the past and may fluctuate significantly in the future. As a result, you should not rely upon our past operating results as indicators of future performance. Our operating results depend on numerous factors, many of which are outside of our control. For the reasons set forth in this Risk Factors section or other reasons, the results of any prior quarterly or annual periods should not be relied upon as indications of our future performance and our revenues and operating results in the future may differ materially from the expectations of management or investors.

If government regulation of the Internet or other areas of our business changes or if consumer attitudes toward use of the Internet change, we may need to change the manner in which we conduct our business in a manner that is less profitable or incur greater operating expenses, which could harm our results of operations.

The adoption, modification or interpretation of laws or regulations relating to the Internet or other areas of our business could adversely affect the manner in which we conduct our business or the overall popularity or growth in use of the Internet. Such laws and regulations may cover automatic subscription renewal, credit card processing procedures, sales and other procedures, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts, consumer protection, broadband residential Internet access and the characteristics and quality of services. In foreign countries, such as countries in Europe, such laws may be more restrictive than in the United States. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet. If we are required to comply with new regulations or legislation or new interpretations of existing regulations or legislation, this compliance could cause us to incur additional expenses, make it more difficult to renew subscriptions automatically, make it more difficult to attract new subscribers or otherwise alter our business model. Any of these outcomes could have a material adverse effect on our business, financial condition or results of operations.

Our revenues may be adversely affected if we are required to charge sales taxes in additional jurisdictions and/or other taxes for our products and services.

We collect or have imposed upon us sales or other taxes related to the products and services we sell in certain states and other jurisdictions. Additional states or one or more countries or other jurisdictions may seek to impose sales or other tax collection obligations on us in the future or states or jurisdictions in which we already pay tax may increase the amount of taxes we are required to pay. A successful assertion by any country, state or other jurisdiction in which we do business that we should be collecting sales or other taxes on the sale of our products and services could, among other things, result in substantial tax liabilities for past sales, create significant administrative burdens for us, discourage registered users from purchasing from us or otherwise substantially harm our business and results of operations.

Our credit facility contains a number of financial and operating covenants which could limit our flexibility in operating our business.

Our credit facility contains a number of financial and operating covenants that could limit our flexibility in operating our business, including a covenant to maintain a specified ratio of a measure of certain funded indebtedness (excluding subordinated indebtedness) to a measure of EBITDA (as EBITDA is defined in our credit facility) and a covenant to maintain a specified ratio of a measure of EBITDA to a measure of fixed charges.

As of March 31, 2011, we had no borrowings outstanding under our credit facility. Our future indebtedness could:

•	make us more vulnerable to unfavorable economic conditions;

•	make it more difficult to obtain additional financing in the future for working capital, capital expenditures or other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

•	require us to dedicate or reserve a large portion of our cash flow from operations for making payments on our indebtedness, which would prevent us from using it for other purposes;

•	make us susceptible to fluctuations in market interest rates that affect the cost of our borrowings to the extent that our variable rate debt is not covered by interest rate derivative agreements, if any; and

•	make it more difficult to pursue strategic acquisitions, alliances and collaborations.

Any obligations under our credit facility are secured by collateral, which includes substantially all of our assets, including our intellectual property. If we draw funds under our credit facility and we are not able to satisfy our obligations under the credit facility, the lenders could exercise their rights under the credit facility, including taking control of the collateral, including our intellectual property, which would have a material adverse effect on our business. In addition, we cannot assure you that our lenders will have sufficient liquidity to provide funds to us if and when we seek to borrow under the credit facility.

We face risk associated with currency exchange rate fluctuations, which could adversely affect our revenues and operating results.

For the three months ended March 31, 2011, approximately 22% of our total revenues were received, and approximately 9% of our total expenses were paid, in currencies other than the United States dollar, such as the British pound sterling, the Canadian dollar and the Australian dollar. As a result, we are at risk for exchange rate fluctuations between such foreign currencies and the United States dollar, which could affect our revenues and results of operations. If the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency denominated transactions will result in decreased revenues, operating expenses and net income. We may not be able to offset adverse foreign currency impact with increased subscription pricing or volume. We attempt to limit our exposure by paying our operating expenses incurred in foreign jurisdictions with revenues received in the applicable currency, but if we do not have enough local currency to pay all our expenses in that currency, we are exposed to currency exchange rate risk with respect to those expenses. We are also exposed to exchange rate risk with respect to our revenues earned in foreign currencies. Even if we were to implement hedging strategies to mitigate foreign currency risk, these strategies might not eliminate our exposure to foreign exchange rate fluctuations and would involve costs and risks of their own, such as ongoing management time and expertise, external costs to implement the strategies and potential accounting implications.

Our business may be significantly impacted by a change in the economy, including any resulting effect on consumer spending.

Our business may be affected by changes in the economy generally, including any resulting effect on consumer spending specifically. Our products and services are discretionary purchases, and consumers may reduce their discretionary spending on our products and services during an economic downturn such as the one we recently experienced. Although we did not experience a material increase in subscription cancellations or a material reduction in subscription renewals during that downturn, we may yet be impacted if employment and personal income do not improve. Conversely, consumers may spend more time using the Internet during an economic downturn and may have less time for our products and services in a period of economic growth. In addition, we have already seen a rise in media prices, including television advertising, and prices may further increase if the economy continues to recover or grow, which could significantly increase our marketing and advertising expenses. As a result, our business, financial condition and results of operations may be significantly affected by changes in the economy generally.

The loss of one or more of our key personnel could harm our business.

We depend on the continued service and performance of our key personnel, including Timothy Sullivan, our President and Chief Executive Officer. We do not maintain key man insurance on any of our officers or key employees. We also do not have long-term employment agreements with any of our officers or key employees. In addition, much of our key technology and systems are custom-made for our business by our personnel. The loss of key personnel, including key members of our management team, as well as certain of our key marketing, product development or technology personnel could disrupt our operations and have an adverse effect on our ability to operate our business.

We have made significant estimates in calculating our income tax provision and other tax assets and liabilities. If these estimates are incorrect, our operating results and financial condition may be adversely affected.

We are subject to regular review and audit by both domestic and foreign tax authorities. Any adverse outcome of such a review or audit could have a negative effect on our operating results and financial condition. In addition, the determination of our provision for income taxes and other tax assets and liabilities requires significant judgment, and there are many transactions and calculations where the ultimate tax determination is uncertain at the present time. Although we believe our estimates are reasonable, the ultimate tax outcome may differ from the amounts recorded in our financial statements and may have an adverse effect on our operating results and financial condition.

Expenses or liabilities resulting from litigation could adversely affect our results of operations and financial condition.

From time to time, we may be subject to claims or litigation. Any such claims or litigation may be time-consuming and costly, divert management resources, require us to change our products and services, require us to accept returns of software products or have other adverse effects on our business. Any of the foregoing could have a material adverse effect on our results of operations and could require us to pay significant monetary damages. For example, in August 2009, we received a letter from Shutterfly, Inc., alleging infringement of certain of their patents by our operation of the MyCanvas.com Web site. While MyCanvas.com revenues have represented a small percentage of our total revenues, intellectual property litigation is subject to inherent uncertainties, and there can be no assurance that the expenses associated with defending any litigation or the resolution of this dispute would not have a material adverse impact on our results of operations or cash flows. We cannot assure you of the ultimate outcome of any legal proceeding or contingency in which we are or may become involved.

Risks Related to Intellectual Property

If our intellectual property and technologies are not adequately protected to prevent use or appropriation by our competitors, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

Our future success and competitive position depend in part on our ability to protect our proprietary technologies and intellectual property. We rely and expect to continue to rely on a combination of confidentiality and license agreements with our employees, consultants and third parties with whom we have relationships, as well as trademark, copyright, patent and trade secret protection laws, to protect our proprietary technologies and intellectual property. Many of our trademarks contain words or terms having a somewhat common usage and, as a result, we may have difficulty registering them in certain jurisdictions. Although we possess intellectual property rights in some aspects of our digital content, search technology, software products and digitization and indexing processes, our digital content is not protected by any registered copyrights or other registered intellectual property or statutory rights. Rather, our digital content is protected by user agreements that limit access to and use of our data, and by our proprietary indexing and search technology that we apply to make our digital content searchable. However, compliance with use restrictions is difficult to monitor, and our proprietary rights in our digital content databases may be more difficult to enforce than other forms of intellectual property rights.

There can be no assurance that the steps we take will be adequate to protect our technologies and intellectual property, that our patent and trademark applications will lead to issued patents and registered trademarks in all instances, that others will not develop or patent similar or superior technologies, products or services, or that our patents, trademarks and other intellectual property will not be challenged, invalidated or circumvented by others. Furthermore, the intellectual property laws of other countries at which our Web sites are or may be in the future be directed may not protect our products and intellectual property rights to the same extent as the laws of the United States. The legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related industries are uncertain and still evolving, both in the United States and in other countries. In addition, third parties may knowingly or unknowingly infringe our patents, trademarks and other intellectual property rights, and litigation may be necessary to protect and enforce our intellectual property rights. Any such litigation could be very costly and could divert management attention and resources. If the protection of our technologies and intellectual property is inadequate to prevent use or appropriation by third parties, the value of our brand and other intangible assets may be diminished and competitors may be able to more effectively mimic our subscription services and methods of operations. Any of these events would have a material adverse effect on our business, financial condition and results of operations.

We also expect that the more successful we are, the more likely it will become that competitors will try to develop products that are similar to ours, which may infringe on our proprietary rights. It may also be more likely that competitors will claim that our products and services infringe on their proprietary rights. If we are unable to protect our proprietary rights or if third parties independently develop or gain access to our or similar technologies, our business, revenues, reputation and competitive position could be harmed.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information. Failure to protect our proprietary information could make it easier for third parties to compete with our products and harm our business.

A substantial amount of our tools and technologies are protected by trade secret laws. In order to protect our proprietary technologies and processes, we rely in part on security measures, as well as confidentiality agreements with our employees, licensees, independent contractors and other advisors. These measures and agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. We could potentially lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, others may independently discover our trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such parties. Laws regarding trade secret rights in certain markets in which we operate may afford little or no protection to our trade secrets. The loss of trade secret protection could make it easier for third parties to compete with our products by copying functionality. In addition, any changes in or unexpected interpretations of the trade secret and other intellectual property laws in any country in which we operate may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our business, revenues, reputation and competitive position.

Intellectual property claims against us could be costly and result in the loss of significant rights related to, among other things, our Web sites, content indexes, and marketing and advertising activities.

Trademark, copyright, patent and other intellectual property rights are important to us and other companies. Our intellectual property rights extend to our technologies, business processes and the content on our Web sites. We use intellectual property licensed from third parties in merchandising our products and marketing and advertising our services. From time to time, third parties may allege that we have violated their intellectual property rights. If there is a valid claim against us for infringement, misappropriation, misuse or other violation of third party intellectual property rights, and we are unable to obtain sufficient rights or develop non-infringing intellectual property or otherwise alter our business practices on a timely basis, our business and competitive position may be adversely affected. Many companies are devoting significant resources to obtaining patents that could potentially affect many aspects of our business. There are numerous patents that broadly claim means and methods of conducting business on the Internet. We have not exhaustively searched patents relevant to our technologies and business. If we are forced to defend ourselves against intellectual property infringement claims, whether they are with or without merit or are determined in our favor, we may face costly litigation, diversion of technical and management personnel, limitations on our ability to use our current Web sites or inability to market or provide our products or services. As a result of any such dispute, we may have to develop non-infringing technology, pay damages, enter into royalty or licensing agreements, cease providing certain products or services, adjust our merchandizing or marketing and advertising activities or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us. In addition, many of our co-branding, distribution and other partnering agreements require us to indemnify our partners for third-party intellectual property infringement claims, which could increase the cost to us of an adverse ruling in such an action.

In addition, as a publisher of online content, we face potential liability for negligence, copyright, patent or trademark infringement or other claims based on the nature and content of data and materials that we publish or distribute. These claims could potentially arise with respect to both company-acquired content and user-generated content. Litigation to defend these claims could be costly and any other liabilities we incur in connection with the claims may harm our business, financial condition and results of operations.

If we are unable to protect our domain names, our reputation and brand could be affected adversely, which may negatively impact our ability to compete.

We have registered domain names for Web site destinations that we use in our business, such as Ancestry.com, Ancestry.co.uk and iArchives. However, if we are unable to maintain our rights in these domain names, our competitors could capitalize on our brand recognition by using these domain names for their own benefit. In addition, our competitors could capitalize on our brand recognition by using domain names similar to ours. Domain names similar to ours have been registered in the United States and elsewhere, and in many countries the top-level domain names “ancestry” or “genealogy” are owned by other parties. Although we own the “ancestry.co.uk” domain name in the United Kingdom, we might not be able to, or may choose not to, acquire or maintain other country-specific versions of the “ancestry” and “genealogy” domain names. Further, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights varies from jurisdiction to jurisdiction and is unclear in some jurisdictions. We may be unable to prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of, our brand or our trademarks or service marks. Protecting and enforcing our rights in our domain names and determining the rights of others may require litigation, which could result in substantial costs and divert management attention. We may not prevail if any such litigation is initiated.

Risks Related to this Offering and our Common Stock

Delaware law and our corporate charter and bylaws contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. For example, our board of directors has the authority to issue up to five million shares of preferred stock in one or more series and to fix the powers, preferences and rights of each series without stockholder approval. The ability to issue preferred stock could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of our company, or otherwise could adversely affect the market price of our common stock. Our certificate of incorporation requires that any action to be taken by stockholders must be taken at a duly called meeting of stockholders, which may only be called by our board of directors, the chairperson of our board of directors or the chief executive officer, with the concurrence of a majority of our board of directors, and may not be taken by written consent. Our bylaws also require that any stockholder proposals or nominations for election to our board of directors meet specific advance notice requirements and procedures, which make it more difficult for our stockholders to make proposals or director nominations. In addition, we have a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change membership of a majority of our board of directors.

Furthermore, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit or restrict large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us. These provisions in our certificate of incorporation and bylaws and under Delaware law could discourage potential takeover attempts and could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in our market price being lower than it would without these provisions.

Our share price may be volatile due to fluctuations in our operating results and other factors, each of which could cause our stock price to decline.

The market price of shares of our common stock could be subject to wide fluctuations in response to many risks listed herein and others beyond our control, including:

•	actual or anticipated fluctuations in our key operating metrics, financial condition and operating results;

•	a greater than expected gain or loss of existing subscribers;

•	a change in one or more of our key metrics;

•	actual or anticipated changes in our growth rate;

•	issuance of new or updated research or reports by securities analysts;

•	our announcement of actual results for a fiscal period that are higher or lower than projected or expected results or our announcement of revenues or earnings guidance that is higher or lower than expected;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•	sales or expected sales of common stock by us or others; or market reaction to announced repurchases of common stock by us;

•	announcements from, or operating results of, our competitors; or

•	general economic and market conditions.

Furthermore, during the last few years, the stock markets have experienced extreme price and volume fluctuations and the market prices of some equity securities continue to be volatile. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may cause the market price of shares of our common stock to decline. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

Our stock price may be affected by coverage by securities analysts.

The trading of our common stock is influenced by the reports and research that industry or securities analysts publish about us or our business. If analysts stop covering us, or if too few analysts cover us, the trading price of our stock would likely decrease. If one or more of the analysts who cover us downgrade our stock, our stock price will likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Financial forecasting by us and financial analysts who may publish estimates of our performance may differ materially from actual results.

Given the dynamic nature of our business, the current uncertain economic climate and the inherent limitations in predicting the future, forecasts of our revenues, gross margin, operating expenses, number of paying subscribers and other financial and operating data may differ materially from actual results. Such discrepancies could cause a decline in the trading price of our common stock.

Spectrum Equity Investors and its affiliates own a substantial portion of our outstanding common stock, and their interests may not always coincide with the interests of the other holders of our common stock.

As of March 31, 2011, Spectrum Equity Investors V, L.P. and certain of its affiliates beneficially owned in the aggregate shares representing approximately 41% of our outstanding voting power. After this offering and after giving effect to our repurchase of 1,243,310 shares of our common stock from the selling stockholders, Spectrum Equity Investors V, L.P. and certain of its affiliates will beneficially own in the aggregate shares representing approximately 28.9% of our outstanding voting power, or approximately 27.5%, if the underwriters exercise their over-allotment option in full. Two persons associated with Spectrum Equity Investors V, L.P. currently serve on our board of directors. As a result, Spectrum Equity Investors V, L.P. and certain of its affiliates could have significant influence over all matters presented to our stockholders for approval, including election and removal of our directors and change of control transactions. The interests of Spectrum Equity Investors V, L.P. and certain of its affiliates may not always coincide with the interests of the other holders of our common stock.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to finance our growth or share repurchases. In addition, the provisions of our credit facility prohibit us from paying cash dividends. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Substantial sales of our common stock by our stockholders, including sales pursuant to 10b5-1 plans, could depress our stock price regardless of our operating results.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could reduce the prevailing market prices for our common stock. On November 10, 2009 we completed our initial public offering of approximately 7.4 million shares of common stock on The Nasdaq Global Select Market. As of March 31, 2011, there were approximately 45.7 million shares of common stock outstanding along with vested and exercisable options to purchase approximately 6.9 million shares of common stock. Substantially all of our outstanding common stock is eligible for sale, subject to Rule 144 volume limitations for holders affected by such limitations, as is common stock issuable under vested and exercisable stock options. If our existing stockholders sell a large number of shares of our common stock or the public market perceives that existing stockholders might sell shares of common stock, including sales pursuant to Rule 10b5-1 plans, the market price of our common stock could decline significantly. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into the registration statement of which this prospectus is a part contain forward-looking statements relating to future events and future performance within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than those that are purely historical may be forward-looking statements. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “continue,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “will” or “may,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this prospectus include statements about:

•	our future financial performance, including our revenues, cost of revenues, operating expenses and ability to sustain profitability;

•	our rate of revenue and expense growth;

•	the pool of our potential subscribers;

•	our ability to attract and retain subscribers and their choice of subscription package;

•	our ability to manage growth;

•	our ability to generate additional revenues on a cost-effective basis;

•	our ability to acquire content and make it available online;

•	our ability to enhance the subscribers’ experience with added tools and features and provide value;

•	our success with respect to any future or recent acquisitions;

•	our international expansion plans;

•	our ability to adequately manage costs and control margins and trends;

•	our investments in technology and the success of our promotional programs and new products;

•	our development of brand awareness;

•	our ability to retain and hire necessary employees;

•	our competitive position;

•	our liquidity and working capital requirements and the availability of cash and credit;

•	our plans to repurchase shares of our common stock;

•	the seasonality of our business;

•	the impact of external market forces;

•	the impact of claims or litigation; and

•	the impact of potential legislation on privacy, subscription renewal or other aspects of our business.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, which statements speak only as of the date of this prospectus. These important factors include those that we discuss in the documents incorporated by reference and in this prospectus. You should read these factors and the other cautionary statements we make as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. All subsequent written or spoken forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

The selling stockholders will receive all net proceeds from the sale of our common stock in this offering. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders.

PRICE RANGE OF COMMON STOCK

Our common stock has traded on The Nasdaq Global Select Market under the symbol ACOM. The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported on The Nasdaq Global Select Market.

	High	Low

Fiscal Year Ended December 31, 2010
First Quarter	$19.10	$13.35
Second Quarter	$20.92	$15.23
Third Quarter	$23.58	$16.95
Fourth Quarter	$30.70	$22.22
Fiscal Year Ended December 31, 2011
First Quarter	$38.69	$27.78
Second Quarter (through May 10, 2011)	$45.79	$30.95

On May 10, 2011, the closing price per share of our common stock on The Nasdaq Global Select Market was $42.60.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. Our credit facility prohibits us from paying cash dividends. We currently expect to retain future earnings to finance the growth and development of our business or share repurchases and do not anticipate paying any cash dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will be dependent on then-existing conditions.

SELLING STOCKHOLDERS

The following table, which was prepared based on information supplied to us by the selling stockholders, sets forth the name of each of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders and the number of shares to be offered by each of the selling stockholders pursuant to this prospectus supplement. The table also provides information regarding the beneficial ownership of our common stock by each of the selling stockholders as adjusted to reflect the assumed sale of all of the shares of common stock offered under this prospectus supplement. The number and percentage of shares beneficially owned after the offering also reflect, where indicated, the 1,243,310 shares the company has agreed to repurchase from the selling stockholders as described in “The Offering” above. The ownership percentage indicated in the following table is based on 45,707,110 outstanding shares of Ancestry.com common stock as of March 31, 2011.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options, restricted stock or warrants held by that person that are currently exercisable or exercisable within 60 days of March 31, 2011. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

							Beneficial			Beneficial Ownership		Beneficial Ownership
				Shares	Beneficial		Ownership After			After Offering		After Offering
				Being	Ownership After		Offering Assuming			Assuming No		Assuming Full
	Before			Offered in	Offering Assuming		Full Exercise of			Exercise of Over-		Exercise of Over-
	Offering and			Over-	No Exercise of Over-		Over-Allotment			Allotment Option		Allotment Option
	Repurchase		Shares	Allotment	Allotment Option		Option		Shares to be	and the Repurchase		and the Repurchase
Name	Shares	Percent	Being Offered	Option	Shares	Percent	Shares	Percent	Repurchased	Shares	Percent	Shares	Percent

Affiliates of Spectrum Equity Investors V, L.P.(1)	18,593,563	40.7%	4,123,913	618,587	14,469,650	31.5%	13,851,063	30.1%	1,205,831	13,263,819	28.9%	12,645,232	27.5%
Timothy Sullivan(2)	2,636,581	5.5	226,087	33,913	2,410,494	5.0	2,376,581	4.9	37,479	2,373,015	5.0	2,339,102	4.9

(1)	Consists of 13,340,964 shares of our common stock held by Spectrum Equity Investors V, L.P. (“SEI V”), the general partner of which is Spectrum Equity Associates V, L.P., the general partner of which is SEA V Management, LLC, over which Brion B. Applegate, William P. Collatos, Kevin J. Maroni, Randy J. Henderson, Michael J. Kennealy, Victor E. Parker, Benjamin M. Coughlin and Christopher T. Mitchell exercise voting and dispositive power; 62,999 shares of our common stock held by Spectrum V Investment Managers’ Fund, L.P. (“IMF V”), the general partner of which is SEA V Management, LLC, over which Brion B. Applegate, William P. Collatos, Kevin J. Maroni, Randy J. Henderson, Michael J. Kennealy, Victor E. Parker, Benjamin M. Coughlin and Christopher T. Mitchell exercise voting and dispositive power; 4,760,575 shares of our common stock held by Spectrum Equity Investors III, L.P. (“SEI III”), the general partner of which is Spectrum Equity Associates III, L.P., over which Brion B. Applegate, William P. Collatos, Kevin J. Maroni and Randy J. Henderson exercise voting and dispositive power; 333,987 shares of our common stock held by SEI III Entrepreneurs’ Fund, L.P. (“Entrepreneurs’ III”), the general partner of which is SEI III Entrepreneurs’ LLC, over which Brion B. Applegate, William P. Collatos, Kevin J. Maroni and Randy J. Henderson exercise voting and dispositive power; 79,997 shares held by Spectrum III Investment Managers’ Fund, L.P. (“IMF III,” and together with SEI V, IMF V, SEI III and Entrepreneurs’ III, the “Spectrum Funds”), over which Brion B. Applegate, William P. Collatos, Kevin J. Maroni and Randy J. Henderson exercise voting and dispositive power and are the general partners, 9,260 shares of our common stock held by Brion B. Applegate, 4,625 shares of our common stock held by William P. Collatos and 1,156 shares of our common stock held by Randy J. Henderson. Each of the controlling entities, individual general partners and managing directors of the Spectrum Funds, as the case may be, including Mr. Parker who is a managing director of the general partner of the general partner of SEI V and a managing director of the general partner of IMF V, and serves on our board of directors, Brion B. Applegate, William P. Collatos, Kevin J. Maroni, Randy J. Henderson, Michael J. Kennealy, Victor E. Parker, Benjamin M. Coughlin and Christopher T. Mitchell disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein. The principal business address of each of the Spectrum Funds is 333 Middlefield Road, Suite 200, Menlo Park, CA 94025.

(2)	Includes options to purchase 2,312,507 shares of our common stock exercisable within 60 days as of March 31, 2011.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences relating to the ownership and disposition of shares of our common stock, as of the date hereof. This summary deals only with shares of our common stock that are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code (generally, property held for investment). This summary does not discuss any U.S. federal tax consequences other than those relating to income taxes (such as estate or gift tax consequences) and does not discuss any state, local or non-U.S. tax consequences. In addition, this summary does not discuss all aspects of U.S. federal income taxation that may be relevant to the ownership or disposition of our common stock by prospective investors in light of their particular circumstances. In particular, except to the extent discussed below, this summary does not address all of the tax consequences that may be relevant to certain types of investors subject to special treatment under U.S. federal income tax laws, such as:

•	dealers in securities or currencies, brokers, financial institutions, controlled foreign corporations, passive foreign investment companies, regulated investment companies, real estate investment trusts, retirement plans, certain former citizens or long-term residents of the United States, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or insurance companies;

•	U.S. Holders (as defined below) of shares of our common stock whose “functional currency” is not the U.S. dollar;

•	persons holding shares of our common stock as part of a hedging, integrated, constructive sale, or conversion transaction or a straddle;

•	entities that are treated as partnerships for U.S. federal income tax purposes; or

•	persons liable for alternative minimum tax.

The discussion below is based upon the provisions of the Code, applicable U.S. Treasury regulations promulgated thereunder, and administrative rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our common stock, you should consult your tax advisor as to the particular U.S. federal income tax consequences applicable to you.

If you are considering the purchase of shares of our common stock, you should consult your own tax advisors concerning the U.S. federal tax consequences to you and any consequences arising under the laws of any state, local, non-U.S. or other taxing jurisdiction. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of a share of our common stock that is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to a U.S. Holder of shares of our common stock.

Distributions

If we make a distribution in respect of our common stock, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If the distribution exceeds current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital reducing the holder’s adjusted tax basis in the common stock to the extent of the holder’s adjusted tax basis in that stock. Any remaining excess will be treated as capital gain.

If a U.S. Holder is an individual, dividends received by such holder on or prior to December 31, 2012 generally will be subject to a reduced maximum tax rate of 15% provided certain holding period and other requirements are met. Beginning January 1, 2013, the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. If a U.S. Holder is a U.S. corporation, it may be able to claim the deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. In general, a dividend distribution to a corporate U.S. Holder may qualify for the 70% dividends-received deduction if the U.S. Holder owns less than 20% of the voting power and value of our stock. U.S. Holders should consult their tax advisors regarding the holding period requirements that must be satisfied in order to qualify for the dividends-received deduction and the reduced maximum tax rate on dividends.

Sale, Exchange or Other Disposition of Stock

A U.S. Holder will generally recognize capital gain or loss on a sale, exchange or other disposition of our common stock. The U.S. Holder’s gain or loss will equal the difference between the amount realized by the U.S. Holder and the U.S. Holder’s adjusted tax basis in the stock. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the stock. Gain or loss recognized by a U.S. Holder on a sale or exchange of stock will be long-term capital gain or loss if the holder held the stock for more than one year. Long-term capital gains of non-corporate taxpayers currently are eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

New Healthcare Legislation

Under the Health Care and Education Reconciliation Act of 2010, certain U.S. Holders who are individuals, estates or trusts will be required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Information Reporting and Backup Withholding

We or our paying agent must report annually to U.S. Holders (other than exempt holders) and the Internal Revenue Service, or the IRS, amounts paid to such holders on or with respect to our common stock during each calendar year and the amount of tax, if any, withheld from such payments. A U.S. Holder will be subject to backup withholding on dividends paid on our common stock and proceeds from the sale of our common stock at the applicable rate if the U.S. Holder is not otherwise exempt and (i) the holder fails to provide us or our paying agent with a correct taxpayer identification number, (ii) we or our paying agent are notified by the IRS that the holder provided an incorrect taxpayer identification number, (iii) we or our paying agent are notified by the IRS that the holder failed to properly report payments of interest or dividends or (iv) the holder fails to certify under penalty of perjury that it has provided a correct taxpayer identification number and has not been notified by the IRS that it is subject to backup withholding. A U.S. Holder generally may establish that it is exempt from or otherwise not subject to backup withholding by providing a properly completed IRS Form W-9 to us or our paying agent. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. Holder’s

U.S. federal income tax liability, provided the required information is properly furnished to the IRS on a timely basis.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to a Non-U.S. Holder of shares of our common stock. The term “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is an individual, corporation, estate or trust for U.S. federal income tax purposes and is not a U.S. Holder.

Distributions

Distributions on our common stock will constitute dividends to the extent described above in ‘‘— Consequences to U.S. Holders — Distributions.” Any dividends paid to Non-U.S. Holders with respect to the shares of our common stock will generally be subject to U.S. withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must furnish to us or our paying agent a valid IRS Form W-8BEN (or applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty but fails to timely provide the required certification, the holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for such refund or credit with the IRS. Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States are generally not subject to U.S. withholding tax, provided the Non-U.S. Holder furnishes to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form) prior to the payment of dividends. Instead, dividends that are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business and, where an applicable tax treaty so requires, are attributable to such Non-U.S. Holder’s permanent establishment in the United States, are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty. Non-U.S. Holders should consult their tax advisors regarding the potential application of tax treaties and their eligibility for treaty benefits.

Sale, Exchange or Other Disposition of Stock

Any gain realized by a Non-U.S. Holder upon the sale, exchange or other taxable disposition of shares of our common stock generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the date of disposition or the period that such Non-U.S. Holder held shares of our common stock and either our common stock was not regularly traded on an established securities market at any time during the calendar year in which the disposition occurs, or the Non-U.S. Holder owns or owned (actually or constructively) more than five percent of the total fair market value of shares of our common stock at any time during the five-year period preceding the date of disposition. We are not, and do not anticipate that we will become, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

A Non-U.S. Holder described in the first bullet point above will generally be subject to U.S. federal income tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates or such lower rate as specified by an applicable income tax treaty. A Non-U.S. Holder that is a foreign corporation may, in addition, be subject to a branch profits tax at a 30% rate or a lower rate specified by an applicable income tax treaty. An individual Non-U.S. Holder described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses. If a Non-U.S. Holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any gain described in the second bullet point will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States. To claim the benefit of any applicable tax treaty, a Non-U.S. Holder must properly submit an IRS Form W-8BEN (or suitable successor or substitute form). Non-U.S. Holders should consult their tax advisors regarding the potential application of tax treaties and their eligibility for treaty benefits.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we pay to you on shares of our common stock and the amount of tax we withhold on these distributions. These information reporting requirements apply even if no withholding was required. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the holder resides under the provisions of an applicable income tax treaty. The United States imposes a backup withholding tax on dividends and certain other types of payments to U.S. persons. A Non-U.S. Holder will not be subject to backup withholding tax (but may be subject to other withholding as described above) on dividends the holder receives on shares of our common stock if the holder provides proper certification (usually on an IRS Form W-8BEN (or suitable successor or substitute form)) of the holder’s status as a non-U.S. person or other exempt status.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of shares of our common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a Non-U.S. Holder sells shares of our common stock through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report the amount of proceeds paid to the Non-U.S. Holder to the IRS and also backup withhold on that amount unless the Non-U.S. Holder provides appropriate certification (usually on an IRS Form W-8BEN (or suitable successor or substitute form)) to the broker of the holder’s status as a non-U.S. person or other exempt status.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is properly furnished to the IRS on a timely basis.

Legislation Relating to Foreign Accounts

Certain types of payments made to “foreign financial institutions”, as defined under those rules, and certain other non-U.S. entities after December 31, 2012 may be subject to withholding tax under certain legislation. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Under certain circumstances, Non-U.S. Holders may be eligible for refunds or credits of such taxes. Prospective investors should consult their tax advisors regarding this legislation.

The foregoing discussion of material U.S. federal income tax considerations is for general information purposes only and is not tax or legal advice. You should consult your own tax advisor as to the particular tax consequences to you of owning and disposing of our common stock, including the applicability and effect of any U.S. federal, state or local or non-U.S. tax laws, and of any changes or proposed changes in applicable law.

UNDERWRITERS

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, have severally agreed to purchase, and the selling stockholders have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares

Morgan Stanley & Co. Incorporated	1,631,250
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,370,250
Citigroup Global Markets, Inc.	565,500
Allen & Company LLC	565,500
Piper Jaffray & Co.	217,500

Total	4,350,000

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option, described below.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of $1.07 a share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.

The selling stockholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 652,500 additional shares of common stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to the selling stockholders. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 652,500 shares of common stock from the selling stockholders.

			Total
		Total	Full
	Per Share	No Exercise	Exercise

Public offering price	$42.00	$182,700,000	$210,105,000
Underwriting discounts and commissions to be paid by the selling stockholders	$1.785	$7,764,750	$8,929,463
Proceeds, before expenses, to selling stockholders	$40.215	$174,935,250	$201,175,538

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $1.0 million.

The underwriters have informed us that they do not intend sales to discretionary accounts to exceed 5% of the total number of shares of common stock offered by them.

Our common stock is listed on The Nasdaq Global Select Market under the symbol ACOM. On May 10, 2011, the last sale price of the shares on The Nasdaq Global Select Market was $42.60 per share.

We, the selling stockholders (including our chief executive officer), our chief financial officer and certain other executive officers have agreed with the underwriters that, without the prior written consent of Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the underwriters, we and they will not, during the period ending 90 days, or 30 days in the case of executive officers other than our chief executive officer and our chief financial officer, after the date of this prospectus:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock;

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock; or

•	make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

In addition, we and the selling stockholders agree that, without the prior written consent of Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the underwriters, we and they will not, during the respective restricted periods after the date of this prospectus, file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock.

The restrictions described in the immediately preceding paragraphs do not apply to, among other things:

•	the sale of shares to the underwriters or the sale of shares to us in connection with the share repurchase as described herein;

•	the issuance by us of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus of which the underwriters have been advised in writing;

•	transactions by any person other than us relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the shares, provided that no filing under the Exchange Act (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the restricted period) shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions;

•	transfers of shares of common stock or any security convertible into common stock as a bona fide gift, to a trust, or to affiliates of a stockholder, including limited partners, members, or stockholders of the stockholder, provided that in the case of any such transfer or distribution, the transferee agrees to be bound in writing by the terms of the lock-up agreement prior to such transfer and no filing under the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock shall be required or shall be voluntarily made in respect of the transfer or distribution during the 180 day restricted period;

•	the sale of shares under a trading plan pursuant to Rule 10b5-1 under the Exchange Act in effect prior to the date hereof; or

•	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of common stock, provided that such plan does not provide for the transfer of common stock during the restricted period.

The respective restricted periods described in the preceding paragraphs will be extended if:

•	during the last 17 days of the respective restricted periods we issue an earnings release or material news event relating to us occurs, or

•	prior to the expiration of the respective restricted periods, we announce that we will release earnings results during the 16-day period beginning on the last day of the respective restricted period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have in the past and may in the future perform various financial advisory, investment banking, commercial banking and lending services for the issuer, for which they would receive customary fees and expenses. In particular, certain of the underwriters served as underwriters in connection with our initial public offering in November 2009, for which they received customary fees and expenses. Certain affiliates of certain underwriters have also acted as agents and lenders in connection with our new credit facility, for which they received, and will receive, customary fees and expenses.

We, the selling stockholders and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of these liabilities.

A prospectus in electronic format may be made available on Web sites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of shares may be made to the public in that Relevant Member State other than:

A. to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B. to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the

Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C. in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the Subscribers has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

VALIDITY OF SECURITIES

The validity of the shares of our common stock offering in the offering will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. The underwriters are being represented in this offering by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The consolidated financial statements of Ancestry.com Inc. appearing in Ancestry.com’s Annual Report (Form 10-K) for the year ended December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Common Stock

We, or any selling stockholder, may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. This prospectus describes some of the general terms that may apply to offers and sales of our common stock. Each time any common stock is offered pursuant to this prospectus, we or any selling stockholder will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the number of shares of our common stock to be sold by us or any selling stockholder. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement or a free writing prospectus.

The shares of our common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus and the accompanying prospectus supplement may be offered by us or any selling stockholder directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our common stock is listed on The Nasdaq Global Select Market under the symbol ACOM. On May 4, 2011, the closing sale price of our common stock as reported on The Nasdaq Global Select Market was $40.16 per share.

Investing in our common stock involves risks. See “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, in our subsequent periodic filings with the Securities and Exchange Commission incorporated by reference in this prospectus and in the applicable prospectus supplement or any related free writing prospectus related to an offering.

Neither the Securities and Exchange Commission nor any state securities commissions has approved or disapproved these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 5, 2011.

You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized any person to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospectus may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, which we refer to as the Securities Act. Under the automatic shelf process, we or any selling stockholder to be named in a prospectus supplement may offer and sell, from time to time, shares of our common stock. We or any selling stockholder will also be required to provide a prospectus supplement containing specific information about us or such selling stockholder and the terms on which our common stock is being offered and sold. We may also add, update or change in a prospectus supplement information contained in this prospectus.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information,” and any free writing prospectus that we prepare and distribute. Neither we nor any selling stockholder have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or any such free writing prospectus.

We and any selling stockholder may only offer to sell, and seek offers to buy, shares of our common stock in jurisdictions where offers and sales are permitted.

As permitted by the rules and regulations of the SEC, this prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

Unless the context indicates otherwise, the terms “Ancestry.com,” “Company,” “we” and “our” in this prospectus refer to Ancestry.com Inc. and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. Any statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each statement in this prospectus shall be deemed qualified in its entirety by this reference. You may read and copy all or any portion of the registration statement or any reports, statements or other information in the files at the following public reference facilities of the SEC:

Public Reference Room
100 F Street, NE
Washington, DC, 20549

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet Web site maintained by the SEC at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus. Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and until this offering is completed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 8, 2011 (including the portions of our Proxy Statement on Schedule 14A, filed on April 11, 2011, incorporated by reference therein);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed on May 3, 2011;

•	Our Current Reports on Form 8-K filed on January 20, 2011, February 3, 2011, February 22, 2011, April 11, 2011 and May 4, 2011; and

•	The description of our common stock set forth in our registration statement on Form 8-A filed on November 2, 2009.

We will provide, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost. We can be contacted at the address, phone number and e-mail address indicated below:

Investor Relations
Ancestry.com Inc.
360 West 4800 North
Provo, UT 84604
Tel: (212) 986-6667
investorrelations@ancestry.com

ANCESTRY.COM INC.

Ancestry.com is the world’s largest online family history resource, with over 1.6 million paying subscribers around the world as of March 31, 2011. We have been a leader in the family history market for over 20 years and have helped pioneer the market for online family history research. We believe that most people have a fundamental desire to understand who they are and from where they came, and that anyone interested in discovering, preserving and sharing their family history is a potential user of Ancestry.com. We strive to make our service valuable to individuals ranging from the most committed family historians to those taking their first steps towards satisfying their curiosity about their family stories.

Our principal executive offices are located at 360 West 4800 North, Provo, UT 84604, and our telephone number at that address is (801) 705-7000. Our corporate Web site address is http://corporate.ancestry.com. The contents of our Web sites are not incorporated in, or otherwise to be regarded as part of, this prospectus.

Our investor relations Web site is located at http://ir.ancestry.com. We make available, free of charge, on our investor relations Web site under “Financials/SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into the registration statement of which this prospectus is a part contain forward-looking statements relating to future events and future performance within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than those that are purely historical may be forward-looking statements. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “continue,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “will” or “may,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this prospectus include statements about:

•	our future financial performance, including our revenues, cost of revenues, operating expenses and ability to sustain profitability;

•	our rate of revenue and expense growth;

•	the pool of our potential subscribers;

•	our ability to attract and retain subscribers and their choice of subscription package;

•	our ability to manage growth;

•	our ability to generate additional revenues on a cost-effective basis;

•	our ability to acquire content and make it available online;

•	our ability to enhance the subscribers’ experience with added tools and features and provide value;

•	our success with respect to any future or recent acquisitions;

•	our international expansion plans;

•	our ability to adequately manage costs and control margins and trends;

•	our investments in technology and the success of our promotional programs and new products;

•	our development of brand awareness;

•	our ability to retain and hire necessary employees;

•	our competitive position;

•	our liquidity and working capital requirements and the availability of cash and credit;

•	our plans to repurchase shares of our common stock;

•	the seasonality of our business;

•	the impact of external market forces;

•	the impact of claims or litigation; and

•	the impact of potential legislation on privacy, subscription renewal or other aspects of our business.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, which statements speak only as of the date of this prospectus. These important factors include those that we discuss in the documents incorporated by reference and in this prospectus. You should read these factors and the other cautionary statements we make as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. All subsequent written or spoken forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described in the prospectus supplement related to a particular offering, documents incorporated by reference, including our Quarterly Report for the period ending March 31, 2011, and our subsequent periodic filings with the Securities and Exchange Commission, and all of the other information contained in this prospectus before deciding whether to purchase our stock. Our business, prospects, financial condition or operating results could be materially adversely affected by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing the risks described in the documents incorporated by reference, you should also refer to the other information contained in or incorporated by reference in the prospectus, including our consolidated financial statements and the related notes, before deciding to purchase any shares of our common stock.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the common stock as set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the common stock is sold by a selling stockholder.

SELLING STOCKHOLDERS

Information regarding the beneficial ownership of our common stock by a selling stockholder, the number of shares being offered by a selling stockholder and the number of shares beneficially owned by a selling stockholder after the applicable offering, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

In addition, to the extent this prospectus is used by any selling stockholder to resell common stock, information with respect to the selling securityholder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of our capital stock and provisions of our certificate of incorporation and bylaws, as each is currently in effect and will be in effect. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which are incorporated by reference as exhibits to this registration statement. References in this section to “the company,” “we,” “us” and “our” refer to Ancestry.com Inc. and not to any of its subsidiaries.

Our authorized capital consists of 175,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share.

Common Stock

As of March 31, 2011, there were 45,707,110 shares of common stock outstanding.

Pursuant to our certificate of incorporation, holders of our common stock are entitled to one vote on all matters submitted to a vote of stockholders; provided, however, that, except as otherwise required by law, holders of common stock, as such, shall not be entitled to vote on any amendment to our certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our certificate of incorporation. Pursuant to our certificate of incorporation, common stockholders are not entitled to cumulative voting in the election of directors. This means that the holders of a majority of the voting shares are able to elect all of the directors then standing for election. Subject to the rights, if any, of the holders of any outstanding series of preferred stock, holders of our common stock shall be entitled to receive dividends out of any of our funds legally available when, as and if declared by the board of directors. Upon the dissolution, liquidation or winding up of the company, subject to the rights, if any, of the holders of our preferred stock, the holders of shares of our common stock shall be entitled to receive the assets of the company available for distribution to its stockholders ratably in proportion to the number of shares held by them. Holders of common stock do not have preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock, including those sold by the selling stockholders, are fully paid and nonassessable.

Preferred Stock

As of March 31, 2011, there were no shares of preferred stock outstanding.

Our board of directors is authorized to issue not more than an aggregate of 5,000,000 shares of preferred stock in one or more series, without stockholder approval. Our board of directors is authorized to establish, from time to time, the number of shares to be included in each series of preferred stock, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each series of preferred stock, and any of its qualifications, limitations or restrictions. Our board of directors also is able to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series of preferred stock then outstanding, without any further vote or action by the stockholders, without any vote or action by stockholders.

In the future, our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could harm the voting power or other rights of the holders of our common stock, or that could decrease the amount of earnings and assets available for distribution to the holders of our common stock. The issuance of our preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other consequences, have the effect of delaying, deferring or preventing a change in our control and might harm the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Registration Rights

Pursuant to the terms of a Registration Rights Agreement between us and certain holders of our stock, including Spectrum Equity Investors V, L.P. and certain of its affiliates, certain holders of our stock are entitled to demand and piggyback rights.

Demand Registration Rights.  At any time, the holders of a majority of the registrable securities held by Spectrum Equity Investors V, L.P. and certain of its affiliates, collectively (the “Spectrum registrable securities”), may request registration under the Securities Act of all or part of their registrable securities on a Registration Statement on Form S-1 or any similar long-form registration statement or, if available, on a Registration Statement on Form S-3 or any similar short-form registration statement. As of the date of this prospectus, the holders of a majority of the Spectrum registrable securities are entitled in the future to request a total of two long-form registrations in which the company will pay all registration expenses. In addition, the holders of a majority of the Spectrum registrable securities are entitled to request an unlimited number of short-form registrations in which the company will pay all registration expenses. However, the aggregate offering value of the registrable securities requested to be registered by Spectrum Equity Investors V, L.P. and certain of its affiliates in any short-form registration must equal at least $1,500,000 in the aggregate.

The company will not be obligated to effect any demand registration within three months after the effective date of a previous demand registration. Moreover, the company may postpone for up to three months the filing of a registration statement for a demand registration if the company’s board of directors determines in its reasonable good faith judgment and the holders of at least a majority of the Spectrum registrable securities agree that such demand registration would reasonably be expected to have a material adverse effect on any proposal by the company to engage in a merger, consolidation or similar transaction. The company may delay a demand registration in this manner only once in every 12-month period.

Piggyback Registration Rights.  If we register any securities for public sale after this offering, our stockholders with piggyback registration rights under our Registration Rights Agreement have the right to include their shares in the registration, subject to certain exceptions. For example, if the piggyback registration is an underwritten primary offering and the managing underwriters advise the company that, in their opinion, the number of securities requested to be included in the offering exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the company is required to include in the offering (i) first, the securities the company proposes to sell, (ii) second, the registrable securities requested to be included in such registration, pro rata among the holders of such registrable securities on the basis of the number of registrable securities owned by each such holder and (iii) third, any other securities requested to be included in such registration pro rata among those holders on the basis of the number of such securities owned by each such holder. The registration expenses of the holders of registrable securities will be paid by us in all piggyback registrations, regardless of whether such registration is consummated.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Certain provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of the company more difficult. These provisions of the Delaware General Corporation Law could prohibit or delay mergers or other takeover or change of control attempts and, accordingly, may discourage attempts to acquire us.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids, and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors.

Delaware Anti-Takeover Law.  We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved by our board of directors in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The applicability of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Stockholder Meetings.  Under our certificate of incorporation, only the board of directors, or the chairperson of the board of directors or the Chief Executive Officer with the concurrence of a majority of the board of directors may call special meetings of stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals.  Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

Elimination of Stockholder Action by Written Consent.  Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting. This provision makes it more difficult for stockholders to take action opposed by the board of directors.

Election and Removal of Directors.  Our board of directors is divided into three classes, each serving staggered three-year terms. As a result, only a portion of our board of directors is elected each year. The board of directors has the exclusive right to increase or decrease the size of the board and to fill vacancies on the board. This system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors. Additionally, directors may be removed for cause only with the approval of the holders of a majority of our outstanding common stock. Directors may be removed without cause only with the approval of two-thirds of our outstanding voting stock.

Undesignated Preferred Stock.  The authorization of undesignated preferred stock makes it possible for the board of directors, without stockholder approval, to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the company.

Amendment of Provisions in the Certificate of Incorporation.  Our certificate of incorporation requires the affirmative vote of the holders of at least two-thirds of our outstanding voting stock in order to amend any provision of our certificate of incorporation concerning:

•	the required vote to amend or repeal the section of the certificate of incorporation providing for the right to amend or repeal provisions of the certificate of incorporation;

•	absence of the authority of stockholders to act by written consent;

•	authority to call a special meeting of stockholders;

•	number of directors and structure of the board of directors;

•	absence of the necessity of directors to be elected by written ballot; and

•	personal liability of directors to us and our stockholders.

Amendment of Provisions in the Bylaws.  Our bylaws require the affirmative vote of the holders of at least two-thirds of our outstanding voting stock in order to amend any provision of our bylaws concerning:

•	meetings of or actions taken by stockholders;

•	number of directors and their term of office;

•	election of directors;

•	removal of directors and the filling of vacancies on the board of directors;

•	indemnification of our directors, officers, employees and agents; and

•	amendment to our bylaws.

Transfer Agent and Registrar

Mellon Investor Services LLC is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol ACOM.

VALIDITY OF SECURITIES

The validity of the shares of our common stock offered in the offering will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Any underwriters will also be advised as to legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Ancestry.com Inc. appearing in Ancestry.com’s Annual Report (Form 10-K) for the year ended December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.